                                                                    EXHIBIT 10.1

                                                                  Conformed Copy

                                CREDIT AGREEMENT

                          dated as of December 10, 2003

                                      among

                         VOLUME SERVICES AMERICA, INC.,

                     VOLUME SERVICES AMERICA HOLDINGS, INC.,

                         CERTAIN FINANCIAL INSTITUTIONS,

                                 as the Lenders,

                            CIBC WORLD MARKETS CORP.

                                as Lead Arranger,

                          KEYBANK NATIONAL ASSOCIATION,

     as the Fronting Bank, the Swingline Lender and the Administrative Agent

            --------------------------------------------------------

                  $115,000,000 Senior Secured Credit Facilities

            --------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE I         DEFINITIONS...................................................      2

    SECTION 1.1     Defined Terms...............................................      2

    SECTION 1.2     Terms Generally.............................................     31

ARTICLE II        THE CREDIT FACILITIES.........................................     31

    SECTION 2.1     The Term Notes..............................................     31

    SECTION 2.2     The Revolving Credit Commitment.............................     32

    SECTION 2.3     The Swingline Loan Commitment...............................     34

    SECTION 2.4     Evidence of Debt; Repayment-of Loans and Term Notes.........     36

    SECTION 2.5     Fees........................................................     37

    SECTION 2.6     Interest on Loans and Term Notes............................     38

    SECTION 2.7     Alternate Rate of Interest..................................     39

    SECTION 2.8     Termination and Reduction of Commitments....................     39

    SECTION 2.9     Voluntary Prepayments.......................................     40

    SECTION 2.10    Mandatory Prepayments.......................................     40

    SECTION 2.11    Reserve Requirements; Change in Circumstances...............     43

    SECTION 2.12    Change in Legality..........................................     45

    SECTION 2.13    Indemnity...................................................     45

    SECTION 2.14    Pro Rata Treatment..........................................     46

    SECTION 2.15    Sharing of Setoffs..........................................     46

    SECTION 2.16    Payments....................................................     47

    SECTION 2.17    Taxes.......................................................     47

    SECTION 2.18    Letters of Credit Generally.................................     50

ARTICLE III       REPRESENTATIONS AND WARRANTIES................................     56

    SECTION 3.1     Organization; Powers........................................     56

    SECTION 3.2     Authorization...............................................     56

    SECTION 3.3     Enforceability..............................................     57

    SECTION 3.4     Governmental Approvals......................................     57

    SECTION 3.5     Financial Statements........................................     57

    SECTION 3.6     No Material Adverse Change..................................     58

                               TABLE OF CONTENTS

                                  (continued)

                                                                                    PAGE
                                                                                    ----
    SECTION 3.7     Title to Properties; Possession Under Leases................     58

    SECTION 3.8     Subsidiaries................................................     58

    SECTION 3.9     Litigation; Compliance with Laws............................     58

    SECTION 3.10    Compliance with Agreements..................................     59

    SECTION 3.11    Federal Reserve Regulations.................................     59

    SECTION 3.12    Investment Company; Public Utility Holding Company..........     59

    SECTION 3.13    Use of Proceeds.............................................     59

    SECTION 3.14    Tax Returns.................................................     59

    SECTION 3.15    No Material Misstatements...................................     60

    SECTION 3.16    Employee Benefit Plans......................................     60

    SECTION 3.17    Environmental Matters.......................................     61

    SECTION 3.18    Capitalization of Holdings and the Borrower.................     62

    SECTION 3.19    Security Documents..........................................     62

    SECTION 3.20    Labor Matters...............................................     63

    SECTION 3.21    Insurance...................................................     63

    SECTION 3.22    Solvency....................................................     64

    SECTION 3.23    Subordinated Debt...........................................     64

    SECTION 3.24    Material Contracts..........................................     65

ARTICLE IV        CONDITIONS OF LENDING.........................................     66

    SECTION 4.1     All Credit Events...........................................     66

    SECTION 4.2     First-Credit Event..........................................     67

ARTICLE V         AFFIRMATIVE COVENANTS.........................................     71

    SECTION 5.1     Existence; Businesses and Properties........................     71

    SECTION 5.2     Insurance...................................................     72

    SECTION 5.3     Taxes.......................................................     72

    SECTION 5.4     Financial Statements, Reports, etc..........................     72

    SECTION 5.5     Litigation, Default and Other Notices.......................     76

    SECTION 5.6     Employee Benefits...........................................     76

    SECTION 5.7     Maintaining Records; Access; Inspections....................     77

                               TABLE OF CONTENTS

                                  (continued)

                                                                                    PAGE
                                                                                    ----
    SECTION 5.8     Use of Proceeds.............................................     77

    SECTION 5.9     Compliance with Environmental Laws..........................     77

    SECTION 5.10    Preparation of Environmental Reports........................     77

    SECTION 5.11    Additional Guaranties; Security; Further Assurances.........     78

    SECTION 5.12    Fiscal Year; Accounting.....................................     81

    SECTION 5.13    Dividends...................................................     81

    SECTION 5.14    Compliance with Statutes, etc...............................     81

ARTICLE VI        NEGATIVE COVENANTS............................................     82

    SECTION 6.1     Indebtedness................................................     82

    SECTION 6.2     Liens.......................................................     84

    SECTION 6.3     Sale and Lease-Back Transactions............................     86

    SECTION 6.4     Investments, Loans and Advances.............................     86

    SECTION 6.5     Mergers; Consolidations; Sales of Assets; Acquisitions......     87

    SECTION 6.6     Sale of Assets..............................................     88

    SECTION 6.7     Transactions with Affiliates................................     88

    SECTION 6.8     Business of Holdings and its Subsidiaries...................     89

    SECTION 6.9     Material Agreements; Constituent Documents..................     89

    SECTION 6.10    Interest Coverage Ratio.....................................     90

    SECTION 6.11    Total Leverage Ratio........................................     90

    SECTION 6.12    Senior Leverage Ratio.......................................     91

    SECTION 6.13    Capital Stock...............................................     91

    SECTION 6.14    Foreign Revenues............................................     92

    SECTION 6.15    Limitations with respect to Capital Expenditures............     92

    SECTION 6.16    Dividends and Distributions.................................     92

    SECTION 6.17    Holdings' Use of Distributions from Borrower................     94

    SECTION 6.18    Deferral of Subordinated Note Interest......................     94

    SECTION 6.19    Suspension of Dividend Payments on Holdings Capital Stock...     97

    SECTION 6.20    Dividend/CapEx Funding Account, CapEx Funding Account,
                    Cash Collateral Account and Existing Subordinated Notes
                    Cash Collateral Account.....................................     98

                               TABLE OF CONTENTS

                                  (continued)

                                                                                    PAGE
                                                                                    ----
    SECTION 6.21    Subordinated Debt...........................................     99

ARTICLE VII       EVENTS OF DEFAULT.............................................    100

ARTICLE VIII      THE AGENTS....................................................    103

ARTICLE IX        MISCELLANEOUS.................................................    106

    SECTION 9.1     Notices.....................................................    106

    SECTION 9.2     Survival of Agreement.......................................    106

    SECTION 9.3     Binding Effect..............................................    107

    SECTION 9.4     Successors and Assigns......................................    107

    SECTION 9.5     Expenses; Indemnity.........................................    110

    SECTION 9.6     Right of Setoff.............................................    111

    SECTION 9.7     APPLICABLE LAW..............................................    111

    SECTION 9.8     Waivers; Amendment..........................................    112

    SECTION 9.9     Interest Rate Limitation....................................    113

    SECTION 9.10    Entire Agreement............................................    113

    SECTION 9.11    Severability................................................    113

    SECTION 9.12    Counterparts................................................    114

    SECTION 9.13    Headings....................................................    114

    SECTION 9.14    Jurisdiction; Consent to Service of Process.................    114

    SECTION 9.15    Confidentiality.............................................    114

    SECTION 9.16    Release of Liens and Guarantees.............................    115

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT, dated as of December 10, 2003 (this "Agreement"), is entered into by and among VOLUME SERVICES AMERICA, INC., a Delaware corporation (the "Borrower"), VOLUME SERVICES AMERICA HOLDINGS, INC., a Delaware corporation ("Holdings"), CERTAIN FINANCIAL INSTITUTIONS, as the Lenders (as defined herein), CIBC WORLD MARKETS CORP., as Lead Arranger (in such capacity, the "Lead Arranger"), and KEYBANK NATIONAL ASSOCIATION ("KeyBank"), as the Fronting Bank (together with its permitted successors in such capacity, the "Fronting Bank"), as the Swingline Lender (together with its permitted successors in such capacity, the "Swingline Lender"), and the Administrative Agent (together with its permitted successors in such capacity, the "Administrative Agent").

                                    RECITALS:

                  WHEREAS, the Borrower is a direct, wholly-owned subsidiary of Holdings; and

                  WHEREAS, Holdings has commenced the initial public offering (the "Offering") of 16,785,450 Income Deposit Securities (the "IDSs"), each unit of which consists of one share of common stock of Holdings (any shares of common stock of the class issued in the Offering, the "Holdings Common Stock") and a portion of the $95,677,065 aggregate principal amount of 13.5% subordinated notes due 2013 issued by Holdings on the date hereof (with up to $9,567,706.50 of additional 13.5% subordinated notes due 2013 that may be issued upon the exercise of the over-allotment option) (as the same may be amended, and including subordinated notes issued in respect of capitalized interest and interest paid-in-kind, the "Holdings Subordinated Notes") pursuant to that certain Prospectus dated as of December 4, 2003 (the "Prospectus"); and

                  WHEREAS, the Prospectus contemplates, inter alia, (a) the application of a portion of the proceeds of the Offering to the repayment of the Prior Credit Agreement (defined below) and (b) the execution and delivery of this Agreement and the related Loan Documents (defined below); and

                  WHEREAS, pursuant to the Loan Documents, the Lenders have agreed to extend to the Borrower certain senior secured credit facilities in an aggregate principal amount not to exceed $115,000,000, the proceeds of which will be used to refinance certain existing indebtedness of the Borrower (including the Prior Credit Agreement), to pay fees and expenses related to the Offering and the other transactions contemplated by the Prospectus (collectively, the "Transactions") and for working capital and other general corporate purposes of Holdings, the Borrower and their respective Subsidiaries.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, the Borrower, the Lenders, the Lead Arranger, the Fronting Bank, the Administrative Agent and the Swingline Lender agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any ABR Revolving Loan or Swingline
Loan.

                  "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.2.

                  "Additional Security Documents" shall have the meaning given to such term in Section 5.11(b)(i).

                  "Adjusted EBITDA" shall mean, for any Fiscal Period, (a) EBITDA for such Fiscal Period plus (b) the Non-Cash Items for such Fiscal Period. For the purposes of determining Adjusted EBITDA with respect to any portion of any Fiscal Period that falls prior to the November 2003 Monthly Fiscal Period, the applicable Pre-Closing Levels shall be utilized.

                  "Administrative Agent" shall have the meaning given to such term in the preamble hereto.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire delivered by a Lender to the Administrative Agent.

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified (it being understood any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor shall be deemed Affiliates). Unless otherwise provided herein, each reference to an Affiliate shall be deemed to refer to an Affiliate of Holdings or its Subsidiaries.

                  "Agent Fee Letter" shall have the meaning given to such term in Section 2.5(c).

                  "Agent Fees" shall have the meaning given to such term in
Section 2.5(c).

                  "Agreement" shall have the meaning given to such term in the preamble hereto.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Amortization" shall mean, for any Fiscal Period, amortization of Holdings and its Subsidiaries for such Fiscal Period measured on a consolidated basis in accordance with U.S. GAAP.

                  "Annual Clean-Up" shall have the meaning given to such term in
Section 2.10(j).

                  "Annual Excess Cash Flow" shall mean, for each Annual Fiscal Period, based on the audited financial statements of Holdings delivered pursuant to Section 5.4(c), (a) Adjusted EBITDA for such Annual Fiscal Period, less (b) the sum of (i) Cash Interest Expense on all Indebtedness for such Annual Fiscal Period, (ii) principal payments (if any) required or made with respect to the Senior Indebtedness during such Annual Fiscal Period, (iii) Capital Expenditures paid in cash during such Annual Fiscal Period (other than Capital Expenditures made with Asset Sale Proceeds, funds from the Dividend/CapEx Funding Account and the CapEx Funding Account, the Equity Offering Proceeds from the issuance of IDSs to the extent not required to be applied to prepay the Obligations under
Section 2.10, and repayments of loans or returns of capital under Service Contracts), (iv) Tax Provisions paid in cash during such Annual Fiscal Period,
(v) any increase in the outstanding principal amount of Revolving Loans and Swingline Loans from the first day of such Annual Fiscal Period to the last day of such Annual Fiscal Period and (vi) Distributions paid in cash to Persons that are not Loan Parties during such Fiscal Period to the extent permitted under
Section 6.16.

                  "Annual Fiscal Period" shall have the meaning given to such term in Section 3.5(c).

                  "Applicable Margin" shall mean (i) from the Closing Date until delivery of financial statements for the Monthly Fiscal Period ending on or about December 31, 2003, (a) 2.50% per annum for Revolving Loans that are ABR Loans and for Swingline Loans and (b) 3.50% per annum for Revolving Loans that are Eurodollar Loans, and (ii) thereafter, a percentage per annum, determined from the chart set forth below based on the Total Leverage Ratio calculated as of the relevant determination date:

 Total Leverage
     Ratio          ABR Loans    Eurodollar Loans
----------------    ---------    ----------------
At or above 3.50       2.50%          3.50%
   to 1.00

 Below 3.50 to         2.25%             3.25%
 1.00 and at or
 above 3.00 to
     1.00

  Below 3.00 to        2.00%             3.00%
 1.00 and at or
 above 2.00 to
     1.00

 Below 2.00 to         1.75%             2.75%
     1.00

provided, (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the monthly financial statements and the Monthly Report pursuant to Section 5.4(a) calculating the Total Leverage Ratio as of the last day of each Monthly Fiscal Period, and (b) for so long (but only for so long) as Borrower has not submitted to the Administrative Agent the information described in the foregoing clause
(a) when required under Section 5.4(a), the Applicable Margin shall be determined as if the Total Leverage Ratio then in effect was greater than 3.50 to 1.00.

                  "Applicable Percentage" of any Revolving Lender at any time shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 9.4.

                  "Asset Sale Proceeds" shall mean cash proceeds actually received by any Loan Party or any Subsidiary from any Disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any Person of any asset of such Loan Party or Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable, purchase price adjustment receivable or otherwise, and cash available to a Loan Party or Subsidiary upon any release of funds from previously established reserves), net of (x) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required payments on Indebtedness (other than Indebtedness incurred under the Loan Documents), and other reasonable fees, expenses and reserves (including brokerage and consultant fees) and (y) taxes paid or payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable, and taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions), excluding cash proceeds from (i) Dispositions permitted under Sections 6.5 and 6.6 and (ii) Dispositions of assets with respect to which such parties do not hold title pursuant to a Service Contract, where the asset in question was obtained for the customer's exclusive use pursuant to such Service Contract; provided that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use, or to cause the applicable Loan Party or Subsidiary to use, any portion of such proceeds to (A) purchase assets useful in the business of the Borrower and the Subsidiaries or (B) fund Consolidated Service Contract Capital Expenditures, in each case with reference to clause (A) or (B) within 12 months of such receipt, such portion of such proceeds shall not constitute Asset Sale Proceeds except to the extent not so used within such 12-month period or to the extent an Event of Default occurs or is continuing during such 12-month period; provided, further that once the aggregate amount of all such proceeds received after the Closing Date exceeds $5,000,000, no such additional proceeds shall constitute Asset Sale Proceeds until such additional proceeds aggregate to $1,000,000. For purposes of calculating "Asset Sale Proceeds", all fees, commissions and other costs and expenses payable to Holdings, the Borrower or any Affiliates of any of them shall be disregarded, other than such fees, commissions and other costs and expenses paid to such Affiliates (excluding Holdings, the Borrower or any Subsidiary) on terms that are no less favorable to Holdings, the Borrower or any Subsidiary than would be obtained in a comparable arm's-length transaction with a Person that was not an Affiliate.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required), in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Available Cash" shall mean, for any Monthly Fiscal Period,
(a) Adjusted EBITDA for the twelve Monthly Fiscal Periods ending with such Monthly Fiscal Period, less (b) the sum of (i) Cash Interest Expense related to the Senior Indebtedness, (ii) principal payments (if any) required or made with respect to the Senior Indebtedness, (iii) Capital Expenditures made in cash (other than Capital Expenditures made with Asset Sale Proceeds, proceeds of asset sales described in the first proviso of the definition of "Asset Sale Proceeds", Insurance Proceeds, funds from the Dividend/CapEx Funding Account and the CapEx Funding Account, the Equity Offering Proceeds from the issuance of IDSs to the extent not required to be applied to prepay the Obligations under
Section 2.10, equity issuance proceeds described in clause (b) of the first parenthetical phrase of the definition of "Equity Offering Proceeds", and repayments of loans or returns of capital under Service Contracts), (iv) Tax Provisions paid in cash and (v) Holdings Administrative Expenses, in each case for the twelve Monthly Fiscal Periods ending with such Monthly Fiscal Period, plus (c) all tax credits and net-operating-loss carryforwards used during the twelve Monthly Fiscal Periods ending with such Monthly Fiscal Period, divided by
(d) 12. For the purposes of determining Available Cash for each Monthly Fiscal Period ending prior to the first anniversary hereof, (x) the components of Available Cash described in clause (a), (b) and (c) above for that portion of the referenced twelve Monthly Fiscal Periods that falls prior to the November 2003 Monthly Fiscal Period shall be determined by reference to the applicable Pre-Closing Level for Available Cash, and (y) the components of Available Cash described in clause (a), (b) and (c) above, other than Adjusted EBITDA and Capital Expenditures, for the November 2003 and December 2003 Monthly Fiscal Periods shall be determined by reference to the applicable Pre-Closing Level for such components.

                  "Blackstone" shall mean The Blackstone Group L.P. and its successors.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning given to such term in the preamble hereto.

                  "Borrower Intercompany Indebtedness" shall have the meaning given to such term in Section 3.18.

                  "Borrower Intercompany Note" shall mean that certain promissory note, dated as of the Closing Date, executed by the Borrower in favor of Holdings in form and substance satisfactory to the Administrative Agent.

                  "Borrower Intercompany Subordination Agreement" shall mean that certain Subordination Agreement dated as of December 10, 2003 by and among Holdings, the Borrower and the Administrative Agent, substantially in the form of Exhibit C.

                  "Borrowing" shall mean (i) a group of Loans of a single Type or consisting solely of Revolving Loans or Swingline Loans and made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) the Term Notes as a group, as the case may be.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.2(h) with respect to Revolving Loans in substantially the form of Exhibit D-1 and with respect to Letters of Credit in substantially the form of Exhibit D-2.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CapEx Funding Account" shall mean a segregated deposit or brokerage account established by the Borrower with McDonald Investments, Inc., KeyBank National Association or such other securities intermediary or bank to which the Required Lenders shall consent in writing, in which the Administrative Agent has a first priority perfected security interest on behalf of the Lenders pursuant to a Control Agreement to which the Borrower, the Administrative Agent and the securities intermediary or depository bank is a party, and from which funds may be deposited and withdrawn in accordance with Section 2.22.

                  "Capital Expenditures" shall mean, for any Person, without duplication, (a) all expenditures incurred by such Person that, in accordance with U.S. GAAP, are or should be included in "purchase of property and equipment", "purchase of location contract rights" or similar items reflected in the statement of cash flows of such Person, (b) all expenditures by such Person to acquire by purchase or otherwise the business or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person, (c) capital, routine maintenance and repair costs incurred in connection with the negotiation, implementation, maintenance and repairs required with respect to any Service Contract, (d) amounts expended to purchase or redeem the Capital Stock of a minority shareholder of a Non-Wholly-Owned Subsidiary or an equity holder in any joint venture, including amounts expended as consideration in a merger or consolidation of a Non-Wholly-Owned Subsidiary or joint venture, and (e) any loans to customers made in connection with Service Contracts; provided, however, that Capital Expenditures for the Borrower and its Subsidiaries shall not include (i) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower and its Subsidiaries within 12 months of receipt of such proceeds, (ii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Holdings, the Borrower or any of the Borrower's Subsidiaries) and for which none of Holdings, the Borrower or any of the Borrower's Subsidiaries has provided or is required to provide or incur, directly or indirectly, any cash payment obligation to such third party or any other Person (whether before, during or after such period), and (iii) expenditures by a Loan Party to acquire assets or stock of a Person that is a Loan Party prior to such expenditure.

                  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with U.S. GAAP.

                  "Capital Stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, including the IDSs with respect to Holdings, but excluding any debt securities convertible into such equity.

                  "Cash Collateral Account" shall mean the segregated deposit account established by the Borrower with KeyBank National Association or any other bank acceptable to the Required Lenders (or to the extent agreed to by the Required Lenders in writing after the Closing Date, any brokerage account established by the Borrower with a securities intermediary acceptable to the Required Lenders) which the Administrative Agent has full control and dominion and a first priority perfected security interest, which account shall be subject to the terms of the Cash Collateral Agreement.

                  "Cash Collateral Agreement" shall mean that certain Cash Collateral Control Agreement, dated as of the Closing Date, among the Borrower, the Administrative Agent and KeyBank National Association as the depositary bank, as amended, restated, replaced (including with an agreement with a securities intermediary or another financial institution) or otherwise modified with the consent of the Required Lenders, governing the Cash Collateral Account.

                  "Cash Collateral Minimum Balance" shall mean, as of any date, an amount equal to the sum of (i) five months of interest on the Holdings Subordinated Notes outstanding at such time, plus (ii) $2,500,000, plus (iii) the product of (A) $60,000 multiplied by (B) the number of full or partial Monthly Fiscal Periods elapsed since the first anniversary of the Closing Date, excluding the Monthly Fiscal Period in which the first anniversary of the Closing Date occurs.

                  "Cash Collateral Shortfall Amount" shall mean, at any time, an amount, if any, by which the Cash Collateral Minimum Balance exceeds the aggregate amount of immediately available funds in the Cash Collateral Account at such time.

                  "Cash Interest Expense" shall mean, for any Fiscal Period without duplication, cash interest payments made in respect of the Indebtedness outstanding under the Loan Documents, the Holdings Subordinated Notes, and other permitted Indebtedness, including, without limitation or duplication, cash payments in respect of Deferred Subordinated Note Interest and interest thereon, such amounts to be net of any interest income (after giving effect to any interest rate hedges) during such Fiscal Period, but excluding (i) the amount of the Deferred Subordinated Note Interest that has accrued on or prior to the date of determination during such Fiscal Period and not been paid in cash and (ii) any interest that has accrued on the Existing Subordinated Notes during such Fiscal Period on or prior to March 1, 2004.

                  "CERCLA" shall have the meaning given such term in the definition of "Environmental Law".

                  "Change of Control" shall mean the occurrence of any of the following events:

                  (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

                  (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower;

                  (iii) the acquisition by any Person or group (as such term in used in Section 13(d)(3) of the Exchange Act) of a direct or indirect interest in more than 30% of the ownership of Holdings, or the voting power of the Capital Stock of Holdings, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of Holdings as a result of such transaction);

                  (iv) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors;

                  (v) Holdings ceases to own and control, beneficially and of record, 100% of the issued and outstanding shares of Capital Stock of the Borrower; or

                  (vi) a "Change in Control" (as defined in the Subordinated Notes Indenture) shall occur.

                  "Closing Costs" shall mean the reasonable transaction costs incurred by each of Holdings and the Borrower in connection with the Offering and the related Transactions (including, without limitation, any tax charges).

                  "Closing Date" shall mean the date set forth in the first paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all real and personal property of the Loan Parties pledged to the Administrative Agent from time to time pursuant to the Security Documents.

                  "Commitments" shall mean (a) with respect to any Revolving Lender, such Lender's Revolving Credit Commitment, (b) with respect to the Swingline Lender, its Swingline Loan Commitment and (c) with respect to the Fronting Bank, its Letter of Credit Commitment.

                  "Commitment Fee" shall have the meaning given to such term in
Section 2.5(a).

                  "Consolidated Service Contract Capital Expenditures" shall mean Capital Expenditures made by Holdings, the Borrower and the Subsidiaries on a consolidated basis with respect to the negotiation, implementation, extension, renewal, amendment or replacement of, or pursuant to any terms of, any Service Contract, including, without limitation, advances and loans made by any of Holdings, the Borrower or the Subsidiaries pursuant to such Service Contracts.

                  "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of Holdings who (a) was a member of such Board of Directors as of the Closing Date, or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the members of such Board of Directors as of the date of the nomination or election.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Control Agreement" shall mean each agreement among a Loan Party, the Administrative Agent and (a) a bank at which such Loan Party maintains deposit accounts, (b) the issuer of uncertificated securities with respect to uncertificated securities in the name of such Loan Party that are not held in a securities account in the name of such Loan Party, (c) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of such Loan Party, or (d) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by such Loan Party, in each case granting "control" over such assets to the Administrative Agent in a manner that perfects the Lien of the Administrative Agent under the UCC, in the form and substance reasonably acceptable to the Required Lenders.

                  "Covered Taxes" shall have the meaning given to such term in
Section 2.17(a).

                  "Credit Event" shall have the meaning given to such term in
Article IV.

                  "Debt Offering Proceeds" shall mean cash proceeds actually received by a Loan Party from the incurrence, issuance or sale by any Loan Party or any Subsidiary of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.1), net of all taxes (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale. For purposes of calculating "Debt Offering Proceeds", all fees, commissions and other costs and expenses payable to Holdings, the Borrower or any Affiliate or any of them shall be disregarded, other than such fees, commissions and other costs and expenses paid to Affiliates (excluding Holdings, the Borrower or any Subsidiary) on terms that are no less favorable to Holdings, the Borrower or any Subsidiary than would be obtained in a comparable arm's-length transaction with a Person that was not an Affiliate.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Default Rate" shall have the meaning given to such term in
Section 2.6(e).

                  "Deferred Subordinated Note Interest" shall mean, at any time, all interest accrued on the Holdings Subordinated Notes, the payment of which has been deferred pursuant to the terms of this Agreement or otherwise, to the extent remaining unpaid, together with all interest on such interest, the payment of which has also been deferred pursuant to the terms of this Agreement, in each case to the extent remaining unpaid.

                  "Depreciation" shall mean, for any Fiscal Period, depreciation of Holdings and its Subsidiaries for such Fiscal Period measured on a consolidated basis in accordance with U.S. GAAP.

                  "Discounted Value" shall mean, with respect to the Prepaid Principal of any Term Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Prepaid Principal from their respective scheduled due dates to the Settlement Date with respect to such Prepaid Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the monthly basis on which interest on the Term Notes is payable) equal to the Reinvestment Yield with respect to such Prepaid Principal.

                  "Disposition" shall have the meaning given to such term in
Section 6.6.

                  "Distributable Cash" shall mean, for any Monthly Fiscal Period, (a) Available Cash for such Monthly Fiscal Period less (b) Cash Interest Expense with respect to the Holdings Subordinated Notes and Deferred Subordinated Note Interest during such Monthly Fiscal Period (excluding Deferred Subordinated Note Interest to the extent paid in cash from funds withdrawn from the Dividend/CapEx Funding Account and, to the extent permitted in Section 2.22, the CapEx Funding Account).

                  "Distribution" shall mean, with respect to Holdings or any of its Subsidiaries, (i) any Dividend by such Person and (ii) any payment by such Person on account of any Indebtedness that is subordinated in right of payment to the Obligations, including without limitation the Borrower Intercompany Indebtedness, Holdings Subordinated Notes, Deferred Subordinated Note Interest and Guarantees thereof.

                  "Dividend" shall mean, with respect to any Person, any dividend, distribution or return on any equity capital paid in cash or any other property (excluding common equity of such Person) to the stockholders, partners or members of such Person as such, or any redemption, retirement, purchase or other acquisition of any shares of any class of its Capital Stock, any partnership or membership interests or other equity interests, or any options or warrants issued by such Person with respect to its Capital Stock or other equity interests of such Person, or the setting aside of any funds for any of the foregoing purposes (other than the contribution of funds to the Dividend/CapEx Funding Account or the CapEx Funding Account). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Dividend/CapEx Funding Account" shall mean a segregated brokerage account established by the Borrower with McDonald Investments, Inc., in which the Administrative Agent has a first priority perfected security interest on behalf of the Lenders pursuant to a Control Agreement to which the Borrower, McDonald Investments, Inc. and the Administrative Agent are parties, and from which funds may be withdrawn in accordance with Section 2.20.

                  "Dividend Payment Amount" shall mean, for any Dividend Payment Date, the sum of (a) Distributable Cash for such Monthly Fiscal Period for the most recently ended Monthly Fiscal period for which a Monthly Report has been delivered, plus (b) the amount withdrawn from the Dividend/CapEx Funding Account or, to the extent permitted by Section 2.22, the CapEx Funding Account by the Borrower no more than one Business Day prior to the Dividend Payment Date to distribute as Dividends, such amount not to exceed the Dividend Shortfall Amount for the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered less (c) the Cash Collateral Shortfall Amount on the Dividend Payment Date.

                  "Dividend Payment Date" shall mean the 20th day of each calendar month commencing on January 20, 2004.

                  "Dividend Shortfall Amount" shall mean, for any Monthly Fiscal Period, the amount, if any, by which the Projected Distributable Cash for such Monthly Fiscal Period exceeds actual Distributable Cash for such Monthly Fiscal Period.

                  "Dividend Suspension Period" shall mean any period during which the payment of Dividends is suspended in accordance with Section 6.19.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean each Subsidiary that is organized, formed or incorporated in the United States of America or any State thereof.

                  "EBITDA" shall mean, for any Fiscal Period, consolidated net income (or loss), as the case may be, of Holdings and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP for such Fiscal Period, and adding back to the extent deducted in determining such consolidated net income (or loss) for such Fiscal Period: (a) Interest Expense, (b) Depreciation, (c) Amortization, (d) Closing Costs in an amount not to exceed $3,000,000 and (e) Tax Provisions, in each case for such Fiscal Period. For the purposes of determining EBITDA with respect to any portion of the referenced Fiscal Period that falls prior to the November 2003 Monthly Fiscal Period, the applicable Pre-Closing Levels shall be utilized.

                  "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety (in either case as relating to the environment), including the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. Sections 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Offering Proceeds" shall mean cash proceeds actually received by a Loan Party or any Subsidiary from the issuance of any IDSs or any other equity security in consideration for the infusion of capital (other than proceeds from the sale of (a) Capital Stock of Holdings to directors, officers or employees of Holdings, the Borrower or any Subsidiary in connection with permitted employee compensation, stock option and incentive arrangements, (b) Capital Stock of Holdings used to finance investments permitted under Sections 6.4(k), 6.5(a) and 6.15, (c) IDSs on the Closing Date and (d) Capital Stock issued to any Loan Party), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale. For purposes of calculating "Equity Offering Proceeds", all fees, commissions and other costs and expenses payable to Holdings, the Borrower or any Affiliate of any of them shall be disregarded, other than such fees, commissions and other costs and expenses paid to Affiliates (excluding Holdings, the Borrower or any Subsidiary) on terms that are no less favorable to Holdings, the Borrower or any Subsidiary than would be obtained in a comparable arm's-length transaction with a Person that was not an Affiliate.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

                  "Eurodollar Rate" shall mean, with respect to a Eurodollar Borrowing, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reasons, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent (or an affiliate of the Administrative Agent, in the Administrative Agent's discretion) by prime banks in any Eurodollar market reasonably selected by the Administrative Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business

Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder by (b) 1.00 minus the Reserve Percentage.

                  "Event of Default" shall have the meaning given such term in
Article VII.

                  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

                  "Existing Subordinated Note Documents" shall mean the Existing Subordinated Notes Indenture and all Existing Subordinated Notes issued pursuant thereto.

                  "Existing Subordinated Notes" shall mean the Borrower's 11 1/4% Senior Subordinated Notes Due 2009 issued pursuant to the Existing Subordinated Notes Indenture.

                  "Existing Subordinated Notes Cash Collateral Account" shall mean the segregated deposit account established by the Borrower with KeyBank National Association or any other bank acceptable to the Required Lenders (or to the extent agreed to by the Required Lenders in writing after the Closing Date, any brokerage account established by the Borrower with a securities intermediary acceptable to the Required Lenders) in which the Administrative Agent has full control and dominion and a first priority perfected security interest, which account shall be subject to the terms of the Existing Subordinated Notes Cash Collateral Agreement.

                  "Existing Subordinated Notes Cash Collateral Agreement" shall mean that certain Cash Collateral Control Agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent, as amended, restated, replaced (including with an agreement with a securities intermediary or another financial institution) or otherwise modified with the consent of the Required Lenders, governing the Existing Subordinated Notes Cash Collateral Account.

                  "Existing Subordinated Notes Indenture" shall mean that certain Indenture, dated as of March 4, 1999, among the Borrower, Holdings, certain Subsidiaries of Holdings and Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, National Association, as trustee.

                  "Facility" shall mean the Revolving Credit Commitments or the Term Notes, as the case may be.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Fronting Bank Fees and the Agent Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

                  "First Tier Foreign Subsidiary" shall mean any Foreign Subsidiary owned directly by Holdings or the Domestic Subsidiaries.

                  "Fiscal Period" shall have the meaning given to such term in
Section 3.5(c).

                  "Foreign Subsidiary" shall mean each Subsidiary that is not a Domestic Subsidiary.

                  "Fronting Bank" shall have the meaning given to such term in the preamble hereto.

                  "Fronting Bank Fees" shall have the meaning given to such term in Section 2.5(b).

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States or, when reference is made to another jurisdiction, generally accepted accounting principles in such jurisdiction applied on a consistent basis.

                  "GECC" shall mean General Electric Capital Corporation.

                  "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any Person shall mean (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement or (ii) reasonable and customary indemnity obligations arising under Service Contracts in the ordinary course of business.

                  "Guarantee Agreements" shall mean the Holdings Guarantee Agreement and the Subsidiary Guarantee Agreement.

                  "Guarantors" shall mean Holdings and the Subsidiary
Guarantors.

                  "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. Section 9601(14) and all explosive or radioactive substances or wastes, toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "Holdings" shall have the meaning given to such term in the preamble hereto.

                  "Holdings Administrative Expenses" shall mean the legal, accounting, reporting, overhead and other administrative costs and expenses incurred by Holdings (excluding those incurred in connection with the closing of the Transactions).

                  "Holdings Common Stock" shall have the meaning given to such term in the preamble hereto.

                  "Holdings Guarantee Agreement" shall mean the Holdings Guarantee Agreement, substantially in the form of Exhibit E, made by Holdings in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Holdings Subordinated Notes" shall have the meaning given to such term in the preamble hereto.

                  "IDSs" shall have the meaning given to such term in the preamble hereto.

                  "Indenture Trustee" shall mean The Bank of New York in its capacity as trustee for the holders of the Holdings Subordinated Notes, together with its successors in such capacity.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities incurred and outstanding in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof; provided that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited. Indebtedness shall not include any (i) obligation of the Borrower or any of the Subsidiaries to make minimum payments or to provide minimum or guaranteed commissions under any Service Contract or
(ii) reasonable and customary indemnity obligations.

                  "Insurance Proceeds" shall mean the cash proceeds actually received by any Loan Party or any Subsidiary, including without limitation casualty insurance proceeds, insurance settlements, condemnation awards and other settlements, with respect to any loss, damage, destruction or condemnation of tangible assets owned by such Loan Party or such Subsidiary (excluding assets with respect to which such parties do not hold title pursuant to a Service Contract where the asset in question was obtained for the customer's exclusive use pursuant to the contract terms, but including proceeds available to a Loan Party or Subsidiary upon any release of funds from previously established reserves with respect thereto) and business interruption insurance proceeds paid in lump sums (and not on a periodic basis) of $500,000 or more, but excluding any of the foregoing proceeds that such Loan Party or any such Subsidiary is contractually obligated to pay to or for the benefit of a customer pursuant to a Service Contract, net of taxes and reasonable expenses and reserves; provided that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use, or to cause the applicable Loan Party or Subsidiary to use, any portion of such proceeds to (A) purchase assets useful in the business of the Borrower and the Subsidiaries or (B) fund Consolidated Service Contract Capital Expenditures, in each case with respect to (A) or (B) within 12 months of such receipt, such portion of such proceeds shall not constitute Insurance Proceeds except to the extent (i) such proceeds are not so used within such 12-month period or (ii) an Event of Default occurs or is continuing during such 12-month period (except if the Loan Party or Subsidiary is required to reinvest the proceeds in a particular facility pursuant to a Service Contract, this clause (ii) will not apply to the extent necessary to permit such Loan Party or Subsidiary to so reinvest in such facility); provided, further, that no proceeds realized with respect to a single event or series of related events of $1,000,000 or less shall constitute Insurance Proceeds unless the aggregate amount of all relevant proceeds received after the Closing Date exceeds $10,000,000 in aggregate or $5,000,000 during any Annual Fiscal Period, in which case the $1,000,000 floor with respect to covered proceeds shall not apply.

                  "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement, dated as of the date hereof, among Holdings, the Borrower and certain Subsidiaries and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F.

                  "Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Adjusted EBITDA to (b) Cash Interest Expense (excluding Deferred Subordinated Note

Interest to the extent paid in cash from funds withdrawn from the Dividend/CapEx Funding Account and, to the extent permitted in Section 2.22, the CapEx Funding Account), in each case for the twelve Monthly Fiscal Periods ending on such date of determination; provided, however, that for any date of determination prior to the first anniversary of the Closing Date, Cash Interest Expense shall be measured for the period commencing on the Closing Date and ending on the date of determination, divided by the number of days in such period and multiplied by 365; provided, further, however, that for purposes of calculating the Interest Coverage Ratio as of the last day of the November 2003 Monthly Fiscal Period and the December 2003 Monthly Fiscal Period, Cash Interest Expense shall be deemed to be $5,600,000 plus twelve months of interest on the Holdings Subordinated Notes outstanding at the time the Interest Coverage Ratio is calculated.

                  "Interest Deferral Period" shall mean any period during which the payment of interest on the Holdings Subordinated Notes is deferred in accordance with Section 6.18.

                  "Interest Expense" shall mean, for any Fiscal Period, (a) gross interest expense of Holdings and its Subsidiaries for such Fiscal Period determined on a consolidated basis, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense,
(iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) any interest accrued on the Deferred Subordinated Note Interest plus (b) capitalized interest of Holdings and its Subsidiaries on a consolidated basis for such Fiscal Period; minus (c) gross interest income of Holdings and its Subsidiaries on a consolidated basis for such Fiscal Period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by Holdings and its Subsidiaries with respect to interest rate protection agreements.

                  "Interest Payment Date" shall mean, with respect to Eurodollar Loans (without regard to the term of the related Interest Period), ABR Loans and the Term Notes, the 20th day of each calendar month, commencing on January 20, 2004.

                  "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.7 or repaid or prepaid in accordance with Section 2.9 or 2.10; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Initial Projections" shall have the meaning given to such term in Section 3.5(b).

                  "KeyBank" shall have the meaning given to such term in the preamble hereto.

                  "L/C Participation Fee" shall have the meaning given such term in Section 2.5(b).

                  "Lead Arranger" shall have the meaning given to such term in the preamble hereto.

                  "Lender" shall mean each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns; provided, the term

                  "Lenders" shall also include the Swingline Lender and the Fronting Bank unless the context otherwise requires.

                  "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.18.

                  "Letter of Credit Commitment" shall mean the commitment of the Fronting Bank to issue Letters of Credit pursuant to Section 2.18(a).

                  "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

                  "Letter of Credit Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Letter of Credit Disbursements that have not yet been reimbursed at such time. The Letter of Credit Exposure of any Revolving Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

                  "Letter of Credit Sublimit" shall mean $35,000,000.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For purposes of clarification, deposit accounts maintained by the Borrower or any of its Subsidiaries for the benefit of third parties under Service Contracts, and any interest of such third parties therein, shall not be considered Liens.

                  "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Guarantee Agreements, the Agent Fee Letter, the Revolving Commitment Fee Letter and the Security Documents.

                  "Loan Party" shall mean the Borrower or any Guarantor, as the context requires.

                  "Loan" and/or "Loans" shall mean the Revolving Loan(s) and/or the Swingline Loan(s), in each case as the context requires.

                  "Margin Stock" shall have the meaning given such term in Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the assets, business, properties, financial condition, liabilities, results of operations or prospects of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) an impairment of the ability of Holdings, the Borrower or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or (c) an impairment of the validity or enforceability of, or an impairment of the material rights, remedies or benefits available to the Lenders, the Fronting Bank or the Administrative Agent under, any Loan Document.

                  "Material Service Contract" shall mean a Service Contract pursuant to which five percent or more of EBITDA was generated for the most recently ended 12 Monthly Fiscal Periods.

                  "MetLife" shall mean Metropolitan Life Insurance Company, together with (i) any corporation or other entity controlling, controlled by, or under common control with, Metropolitan Life Insurance Company and (ii) any managed account or investment fund which is managed by Metropolitan Life Insurance Company or a corporation or entity described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's voting stock or equivalent voting securities or interests.

                  "Monthly Fiscal Period" shall have the meaning given to such term in Section 3.5(c).

                  "Monthly Report" shall have the meaning given to such term in
Section 5.4(a).

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Debt" shall mean, as of any date, (a) the actual outstanding amount of all funded Indebtedness of Holdings and its Subsidiaries on such date, measured on a consolidated basis (provided that with respect to the portion thereof represented by the Revolving Credit Commitments, such amount shall be calculated as the weighted average principal balance of Revolving Credit Exposure outstanding during the immediately preceding twelve Monthly Fiscal Periods), plus (b) without duplication, all other Indebtedness of Holdings and its Subsidiaries on such date, measured on a consolidated basis (including, without limitation, the outstanding principal amount of Holdings Subordinated Notes and Deferred Subordinated Note Interest), less (c) any early termination payments that would be owed by Holdings and its Subsidiaries on such date if all outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements were terminated, less (d) the amount of cash of Holdings and its Subsidiaries on the balance sheet on such date in excess of $7,500,000 to the extent such excess cash consists of immediately available, unrestricted funds in deposit accounts and at all times 90 days or more after the Closing Date subject to Control Agreements, excluding for all purposes of this clause (d) all cash in the Cash Collateral Account and the

Existing Subordinated Notes Cash Collateral Account and all cash held for the benefit of third parties pursuant to Service Contracts (whether or not such cash is held in deposit accounts in the name of the Borrower or any of its Subsidiaries), less (e) the outstanding principal amount of the Existing Subordinated Notes. Net Debt shall not include obligations of Holdings or any of its Subsidiaries to make minimum payments or to provide minimum or guaranteed commissions under any Service Contract or any reasonable and customary indemnification obligations incurred by Holdings or its Subsidiaries. For the purposes of determining Net Debt at any time prior to the first anniversary of the Closing Date, the weighted average principal balance of the Revolving Credit Exposure with respect to any portion of such period that falls prior to the Closing Date shall be deemed to be $5,000,000.

                  "Net Senior Debt" shall mean, as of any date, all Indebtedness of Holdings and its Subsidiaries on such date, measured on a consolidated basis (provided that with respect to the portion thereof represented by the Revolving Credit Commitments, such amount shall be calculated as the weighted average principal balance of Revolving Credit Exposure outstanding during the immediately preceding twelve Monthly Fiscal Periods), excluding (a) the outstanding principal amount of any Holdings Subordinated Notes, the Existing Subordinated Notes and any Deferred Subordinated Note Interest, (b) any early termination payments that would be owed if all outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements were terminated, (c) the amount of cash of Holdings and its Subsidiaries on the balance sheet on such date in excess of $7,500,000 to the extent such excess cash consists of immediately available, unrestricted funds in deposit accounts and at all times 90 days or more after the Closing Date subject to Control Agreements, excluding for all purposes of this clause (c) all cash in the Cash Collateral Account and the Existing Subordinated Notes Cash Collateral Account and all cash held for the benefit of third parties pursuant to Service Contracts (whether or not such cash is held in deposit accounts in the name of the Borrower or any of its Subsidiaries), and
(d) obligations of Holdings or any of its Subsidiaries to make minimum payments or to provide minimum or guaranteed commissions under any Service Contract or any reasonable and customary indemnification obligation incurred by Holdings or its Subsidiaries. For the purposes of determining Net Senior Debt at any time prior to the first anniversary of the Closing Date, the weighted average principal balance of the Revolving Credit Exposure with respect to any portion of such period that falls prior to the Closing Date shall be deemed to be $5,000,000.

                  "Non-Cash Items" shall mean, for any Fiscal Period, (a) all non-cash compensation paid to any senior officer of Holdings and its Subsidiaries during such Fiscal Period, whether on a cash or non-cash basis and
(b) all non-cash writedowns during such Fiscal Period with respect to the value of customer contracts in an amount not to exceed $2,000,000 in the aggregate.

                  "Non-Guarantor Expenditure" shall mean (i) any amount expended to acquire an interest in, to invest in or to lend to a Foreign Subsidiary, a Non-Wholly-Owned Subsidiary or joint venture in which the Borrower or a Subsidiary owns Capital Stock, other than amounts expended to acquire interests in Non-Wholly Owned Subsidiaries and joint ventures which as a result of such acquisition become Wholly-Owned Subsidiaries (which expenditures will, for purposes of this Agreement, be considered Capital Expenditures), and (ii) any assets or property sold, leased or transferred to a Non-Wholly-Owned Subsidiary or joint venture. Non-Guarantor

Expenditures outstanding at any time shall be calculated net of any Non-Guarantor Expenditures that have been repaid or returned to Loan Parties.

                  "Non-U.S. Lender" shall have the meaning given to such term in
Section 2.17(a).

                  "Non-Wholly-Owned Subsidiary" shall mean any Subsidiary other than a Wholly-Owned Subsidiary.

                  "Notes" shall mean any promissory note of the Borrower issued or executed pursuant to this Agreement.

                  "Obligations" shall mean all obligations owing by any Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, and shall include all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender by any Loan Party arising out of this Agreement or any other Loan Document, including all obligations to repay the Loans and the Term Notes, all reimbursement obligations related to Letters of Credit, and all obligations to pay Term Note Make-Whole Amount, interest, Fees, costs, charges, expenses, professional fees, and all sums chargeable to any Loan Party or for which any Loan Party is liable as indemnitor or guarantor under the Loan Documents, whether or not evidenced by any note or other instrument.

                  "Offering" shall have the meaning given to such term in the preamble hereto.

                  "Offering Documents" shall mean and include the Form S-1 filed by Holdings and the Borrower with the SEC, the Prospectus and the Subordinated Note Documents.

                  "Other Taxes" shall have the meaning given to such term in
Section 2.17(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Business Acquisition" shall mean any acquisition by any Loan Party of all or any portion of the assets of, or shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) the board of directors or similar authority of the Person whose assets or Capital Stock are being acquired has approved the transaction,
(d) at least 90% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by a Loan Party or its Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 5.11 shall have been taken, (e) Holdings, the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.10, 6.11 and 6.12 recomputed as at the last day of the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the

Administrative Agent a certificate of a Financial Officer to such effect, together with all relevant financial information for such Subsidiary or assets, and (f) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.1).

                  "Permitted Liens" shall mean all Liens expressly permitted under Section 6.2.

                  "Permitted Liquid Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; (f) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (g) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower's most recently completed Annual Fiscal Period.

                  "Permitted Service Contract" shall mean any Service Contract if, in the case of a new Service Contract, immediately after its becoming effective or, in the case of a Service Contract being renewed, immediately after the effectiveness of such renewal: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto and performance thereunder shall be consummated in accordance with applicable laws, and (c) all rights in such Service Contract are owned directly by the Borrower or a Subsidiary or a joint venture in which the Borrower or a Subsidiary has at least a 50% interest.

                  "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Pledge Agreement" shall mean the Pledge Agreement, dated as of the date hereof, among Holdings, the Borrower, certain Subsidiaries and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G.

                  "Pledged Stock" shall have the meaning given to such term in the Pledge Agreement.

                  "Pre-Closing Levels" shall mean the levels of EBITDA, Adjusted EBITDA, the weighted average principal balance of Revolving Credit Exposure for purposes of Net Debt and Net Senior Debt, and Available Cash applicable for each Monthly Fiscal Period ending prior to the Closing Date, which amounts are set forth on Schedule 1.1(A).

                  "Prepaid Principal" shall mean, with respect to any Term Note, the principal of such Term Note that is to be prepaid pursuant to Section 2.9 or
2.10 or has become or is declared to be immediately due and payable pursuant to
Article VII, as the context requires.

                  "Prime Rate" shall mean the interest rate established from time to time by the Administrative Agent as its prime rate, which rate is publicly available; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

                  "Prior Credit Agreement" shall mean that certain Credit Agreement, dated as of December 3, 1998, by and among the Borrower, Holdings, certain financial institutions, Goldman Sachs Credit Partners L.P. as a Joint Lead Arranger and Syndication Agent, Chase Manhattan Bank Delaware, as the Fronting Bank and The Chase Manhattan Bank as a Joint Lead Arranger, the Swingline Lender and the Administrative Agent.

                  "Projected Distributable Cash" shall mean, for any Monthly Fiscal Period, the projected amount of Distributable Cash for such Monthly Fiscal Period set forth in Schedule 1.1(B).

                  "Projections" shall have the meaning given to such term in
Section 5.4(g).

                  "Properties" shall have the meaning given to such term in
Section 3.17(a).

                  "Prospectus" shall have the meaning given to such term in the preamble hereto.

                  "Prudential" shall mean The Prudential Insurance Company of America, together with (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential Investment Management, Inc. and (ii) any managed account or investment fund which is managed by Prudential Investment Management, Inc. or a corporation or entity described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's voting stock or equivalent voting securities or interests.

                  "Quarterly Fiscal Period" shall have the meaning given to such term in Section 3.5(c).

                  "Refunded Swingline Loans" shall have the meaning given to such term in Section 2.3(c).

                  "Register" shall have the meaning given to such term in
Section 9.4(c).

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Fronting Bank for any Letter of Credit Disbursements incurred pursuant to this Agreement.

                  "Reinvestment Yield" shall mean, with respect to the Prepaid Principal of any Term Note, 100 basis points over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Prepaid Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Prepaid Principal as of such Settlement Date on the display designated as "Page PX1" on the Bloomberg Financial Market Service (or such other display as may replace Page PX1 on Bloomberg Financial Market Service), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Prepaid Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Prepaid Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Term Note Make-Whole Amount shall be rounded to that number of decimal places as appears in the coupon of the applicable Term Note. At the request of the Administrative Agent, the Term Lenders holding a majority of the principal outstanding under the Term Notes shall calculate the Reinvestment Yield; such calculation shall be rebuttably presumed to be correct.

                  "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. Section 9601(22).

                  "Remaining Life" shall mean, with respect to the Prepaid Principal of any Term Note, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Prepaid Principal and the Term Note Maturity Date.

                  "Remaining Scheduled Payments" shall mean, with respect to the Prepaid Principal of any Term Note, such Prepaid Principal and all payments of interest that would be due on or after the Settlement Date with respect to such Prepaid Principal if no payment of such Prepaid Principal were made prior to its scheduled due date.

                  "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment; or (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan.

                  "Required Lenders" shall mean Lenders holding both 65% of the Revolving Credit Commitments (or the Total Revolving Credit Exposure if the Revolving Credit Commitments are no longer in effect) and 66 2/3% of the Term Notes; provided, that (x) with respect to amendments and waivers affecting only the Term Notes, only the consent of 66 2/3% of the Lenders holding such Term Notes and Term Note Make-Whole Amount shall be required and (y) with respect to amendments and waivers affecting only the Revolving Credit Commitments and Revolving Credit Exposure, only the consent of the Required Revolving Lenders shall be required; provided, however, that with respect to acceleration of all Term Notes and all Revolving Credit Exposure under Article VII, and the exercise of any other remedies hereunder or under the other Loan Documents, a vote of either the Required Revolving Lenders or the holders of 66 2/3% of the Term Notes will be required, except that if an Event of Default arising under clause
(b) or (c) of Article VII has occurred and is continuing, any Lender may accelerate its Term Notes (but not Revolving Credit Exposure) by notice to the Administrative Agent and the Borrower.

                  "Required Revolving Lenders" shall mean Lenders holding 65% of the Revolving Credit Commitments (or the Total Revolving Credit Exposure if the Revolving Credit Commitments are no longer in effect).

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basis, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

                  "Revolving Commitment Fee Letter" shall mean that certain letter agreement, dated as of the Closing Date, executed by the Borrower in favor of the Administrative Agent.

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in Section 2.2(a) or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Sections 2.8 and 2.10 and pursuant to assignments by such Lender pursuant to Section 9.4.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the amount at such time of such Lender's Applicable Percentage of the Letter of Credit Exposure plus the amount at such time of such Lender's Applicable Percentage of the Swingline Exposure.

                  "Revolving Credit Maturity Date" shall mean the third (3rd) anniversary of the Closing Date.

                  "Revolving Lender" shall mean a Lender with a Revolving Credit Commitment.

                  "Revolving Loans" shall mean the revolving loans made by each Revolving Lender to the Borrower pursuant to Section 2.2. Each Revolving Loan shall be a Eurodollar Loan or an ABR Revolving Loan.

                  "Revolving Notes" shall mean each senior promissory note delivered to a Revolving Lender pursuant to this Agreement substantially in the form of Exhibit K and each senior promissory note delivered in substitution or exchange for any other Revolving Note pursuant to this Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Secured Parties" shall have the meaning given such term in the Security Agreement.

                  "Security Agreement" shall mean the Security Agreement, dated as of the date hereof, among Holdings, the Borrower, the Subsidiaries and the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit H.

                  "Security Documents" shall mean the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Cash Collateral Agreement, the

Existing Subordinated Notes Cash Collateral Agreement, the Control Agreements, the Additional Security Documents and each of the security agreements, pledge agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

                  "Senior Indebtedness" means Indebtedness in respect of borrowed money of Holdings, the Borrowers, and their respective Subsidiaries that is senior in priority of payment to the Holdings Subordinated Notes (and the related guaranties), including without limitation Indebtedness outstanding under the Loan Documents.

                  "Senior Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Net Senior Debt as of such date of determination to (b) Adjusted EBITDA for the twelve Monthly Fiscal Periods ending as of such date of determination.

                  "Service Contract" shall mean any contract for the provision of services to which the Borrower or any Subsidiary is a party that does not result in such party engaging in any business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto.

                  "Settlement Date" shall mean, with respect to the Prepaid Principal of any Term Note, the date on which such Prepaid Principal is to be prepaid pursuant to Section 2.9 or 2.10 or has become or is declared to be immediately due and payable pursuant to Article VII, as the context requires.

                  "Source" shall have the meaning given to such term in Section 9.18(b).

                  "Subordinated Note Documents" shall mean the Subordinated Note Indenture and all Holdings Subordinated Notes issued pursuant thereto.

                  "Subordinated Note Indenture" shall mean that certain Subordinated Note Indenture, dated as of December 10, 2003, between Holdings and The Bank of New York as Indenture Trustee.

                  "Subordinated Note Interest Payment Date" shall mean the 20th day of each calendar month commencing as of January 20, 2004.

                  "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise provided herein, each reference to a Subsidiary shall be deemed to refer to a Subsidiary of Holdings.

                  "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, dated as of the date hereof, executed by certain Subsidiaries of Borrower in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit I.

                  "Subsidiary Guarantor" shall mean each direct or indirect Subsidiary that executes, or joins after the Closing Date, the Subsidiary Guarantee Agreement.

                  "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Lender" shall have the meaning given to such term in the preamble hereto.

                  "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.3(a).

                  "Swingline Loan Commitment Amount" shall mean $5,000,000.

                  "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.3.

                  "Tax Provisions" shall mean, for any Fiscal Period, the sum of
(a) the provision for taxes based on income or profits which was deducted from gross income in the computation of net income, plus (b) without duplication, the cash amount of any such taxes paid in excess of the corresponding provisions.

                  "Term Lender" shall mean any holder of a Term Note.

                  "Term Note Make-Whole Amount" shall mean, with respect to any Term Note an amount equal to the excess, if any, of the Discounted Value of the Prepaid Principal of such Term Note over the sum of (i) such Prepaid Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Prepaid Principal. The Term Note Make-Whole Amount shall in no event be less than zero. The Term Note Make-Whole Amount shall be calculated by the Term Lenders holding at least 66 2/3% of the Term Notes, including promptly upon the request of the Administrative Agent, for each provision of this Credit Agreement that requires such calculation, including prepayments applied to the Term Notes, which calculation shall be conclusive absent manifest error.

                  "Term Note Maturity Date" shall mean the date four and one-half years immediately following the Closing Date.

                  "Term Notes" shall mean each senior promissory note issued by the Borrower pursuant to Section 2.1 substantially in the form of Exhibit J and each senior promissory note delivered in substitution or exchange for any other Term Note pursuant to this Agreement.

                  "Term Note Rate" shall mean a rate per annum equal to 7.24%.

                  "Total Leverage Ratio" shall mean, as of any date, the ratio of (a) Net Debt as of such date to (b) Adjusted EBITDA for the twelve Monthly Fiscal Periods ending as of such date.

                  "Total Revolving Commitment Amount" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments of all Lenders in effect from time to time. As of the Closing Date, the Total Revolving Commitment Amount is $50,000,000.

                  "Total Revolving Credit Exposure" shall mean, at any time, the aggregate amount of the Revolving Credit Exposure of all Lenders.

                  "Transaction Documents" shall mean the Loan Documents and the Offering Documents.

                  "Transactions" shall have the meaning given to such term in the preamble hereto.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Eurodollar Rate and the Alternate Base Rate.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Unamortized Contract Value Proceeds" shall mean the cash proceeds of any unamortized contract value paid to a Loan Party after the Closing Date to the extent exceeding in aggregate $10,000,000, provided that if the Borrower shall deliver a certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the intention of a Loan Party to use any portion of such proceeds to (x) enter into replacement contracts (or extend or renew existing contracts) that constitute Permitted Service Contracts or (y) fund Consolidated Service Contract Capital Expenditures, in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Unamortized Contract Value Proceeds (except to the extent not so used within such 18-month period).

                  "U.S. GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States.

                  "Waivable Prepayment" shall have the meaning given to such term in Section 2.10(i).

                  "Wholly-Owned Subsidiary" means a Subsidiary, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by Holdings, the Borrower or one of their wholly-owned Subsidiaries.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

         SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented, joined or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained herein, all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with U.S. GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.5; and provided further that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant or definition herein to eliminate the effect of any change in U.S. GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any covenant or any definition for such purpose), then (i) the Borrower and the Required Lenders shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of U.S. GAAP in effect immediately before the relevant change in U.S. GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Unless otherwise expressly provided therein, each exception to the covenants contained in Article 6 shall apply in the aggregate to all Loan Parties and their Subsidiaries.

                                   ARTICLE II

                              THE CREDIT FACILITIES

         SECTION 2.1 The Term Notes. (a) The Borrower hereby authorizes the issuance of the Term Notes in the aggregate principal amount of $65,000,000, to be dated the Closing Date, to mature on the Term Note Maturity Date, to bear interest on the unpaid balance thereof, from the Closing Date until the principal thereof shall be paid, at the Term Note Rate or the Default Rate to the extent provided in Section 2.6, and to be substantially in the form of Exhibit J.

                           (b)      The Borrower hereby agrees to sell to each
Term Lender and, subject to the terms and conditions herein set forth, each Term Lender agrees to purchase from the Borrower, Term Notes in a principal amount equal to the amount set forth on Schedule 2.1 opposite such Term Lender's name at 100% of such aggregate principal amount. The Borrower will deliver to each Term Lender, at the offices of King & Spalding LLP at 1185 Avenue of the Americas, New York, New York, 10036, one or more Term Notes registered in its name, evidencing the aggregate principal amount of Term Notes to be purchased by such Term Lender and in the denomination or denominations set forth on Schedule 2.1, against payment of the purchase price thereof by transfer of immediately available funds to the Administrative Agent for credit to the Borrower's account on or before the Closing Date.

         SECTION 2.2 The Revolving Credit Commitment.

                           (a)      Subject to the terms and conditions and
relying upon the representations and warranties of the Loan Parties in the Loan Documents, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure at such time exceeding such Lender's Revolving Credit Commitment set forth on
Schedule 2.2, as the same may be reduced from time to time pursuant to Sections
2.8 or 2.10 hereof.

                           (b)      Each Revolving Loan shall be made as part of
a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make any Loan required to be made by such other Lender). The Revolving Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $250,000) and not less than $1,000,000 (or, in the case of Swingline Loans, $250,000) or (ii) equal to the remaining available balance of the Revolving Credit Commitments; provided that Revolving Loans used to pay Refunded Swingline Loans may be in the amount of such Refunded Swingline Loans and Revolving Loans used to pay refunded Letters of Credit may be in the amount of such refunded Letter of Credit.

                           (c)      Each Revolving Credit Borrowing shall be
comprised entirely of ABR Loans or (except in the case of Swingline Loans) Eurodollar Loans as the Borrower may request pursuant to this Section 2.2. Each Revolving Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement and such Revolving Lender shall not be entitled to any amounts payable under Section 2.11 or Section 2.17 in respect of increased costs arising as a result of such exercise. Revolving Credit Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Revolving Credit Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                           (d)      Subject to paragraph (f) below, each
Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time,
(a) in the case of any Revolving Loan made to reimburse any L/C Disbursement or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Sections 2.3(c) or 2.18, and (b) in the case of each Revolving Loan the proceeds of which are to be received by the Borrower, credit the amounts so received to the Borrower's operating account located at KeyBank; provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Revolving Lenders.

                           (e)      Unless the Administrative Agent shall have
received notice from a Revolving Lender prior to the date of any Borrowing that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender's portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Revolving Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with paragraph (d) above and may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Revolving Lender shall not have made such portion available to the Administrative Agent, such Revolving Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Loans comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) for two Business Days and thereafter at the Alternate Base Rate. If such Revolving Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Revolving Lender's Loan as part of such Revolving Credit Borrowing for purposes of this Agreement.

                           (f)      Notwithstanding any other provision of this
Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

                           (g)      The Borrower may refinance all or any part
of a Revolving Credit Borrowing with another Revolving Credit Borrowing. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Credit Borrowing and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Revolving Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

                           (h)      In order to request a Revolving Credit
Borrowing, the Borrower shall hand deliver or send by facsimile to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit D-1, (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Revolving Credit Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed Revolving Credit Borrowing; provided, however, that Borrowing Requests with respect to Revolving Credit Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Revolving Credit Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Revolving Credit Borrowing (which shall be a Business Day); (iii) the amount of such Revolving Credit Borrowing; and (iv) if such Revolving Credit Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Revolving Credit Borrowing Request, each requested Revolving Credit Borrowing shall comply with the requirements set forth herein. If no election as to the Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the Revolving Lenders of any notice given pursuant to this Section 2.2 and of such Revolving Lender's portion of the requested Revolving Credit Borrowing. If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.2 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Revolving Credit Borrowing be refinanced with a new Revolving Credit Borrowing of equivalent amount, and such new Revolving Credit Borrowing shall be an ABR Borrowing.

                           (i)      Within the limits set forth above, the
Borrower may borrow, pay or prepay and reborrow Revolving Credit Borrowings on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.3 The Swingline Loan Commitment.

                           (a)      The Swingline Lender hereby agrees, subject
to the terms and conditions and relying upon the representations and warranties of the Loan Parties in the Loan Documents, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Borrower from time to time during the period from the Closing Date through and excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment Amount, by making Swingline Loans to the Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, Letter of Credit Exposure and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Borrower shall give the Swingline Lender telephonic, written or facsimile notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by facsimile) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan.

                           (b)      In no event shall (A) the aggregate
principal amount of Swingline Loans outstanding at any time exceed the Swingline Loan Commitment Amount in effect at such time, (B) the Total Revolving Credit Exposure at any time exceed the Total Revolving Commitment Amount at such time or (C) the Swingline Loan Commitment Amount exceed at any time the Total Revolving Commitment Amount in effect at such time. Swingline Loans may only be made as ABR Loans.

                           (c)      With respect to any Swingline Loans that
have not been paid by the Borrower prior to the fifth (5th) Business Day after such Loans were made, the Swingline Lender (by request to the Administrative Agent) or the Administrative Agent at any time may, on one Business Day's notice, require each Revolving Lender, including the Swingline Lender, and each Revolving Lender hereby agrees, subject to the provisions of this Section 2.3(c), to make a Revolving Loan (which shall be funded as an ABR loan) in an amount equal to such Revolving Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given that the Swingline Lender requests the Revolving Lenders to make such payments.

                           (d)      In the case of Revolving Loans made by
Revolving Lenders other than the Swingline Lender under the immediately preceding paragraph (c), each such Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 127 Public Square, Cleveland, Ohio 44114, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans. The Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Revolving Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section
2.14. Subject to the proviso contained in the first sentence of the preceding paragraph (c), each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default, except to the extent that a Lender notified the Administrative Agent and the Swingline Lender in writing that a Default or Event of Default has occurred and is continuing, at least one Business Day prior to the date that such Swingline Loan was made to the Borrower; (C) any adverse change in the condition (financial or otherwise) of any Loan Party; (D) any breach of this Agreement by any party hereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.3(d) shall be deemed to relieve any Revolving Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights that the Borrower or the Swingline Lender may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

                           (e)      A copy of each notice given by the Swingline
Lender or the Administrative Agent pursuant to this Section 2.3 shall be promptly delivered by the Swingline Lender to the Administrative Agent and, if appropriate, to the Borrower. Upon the making of a Revolving Loan by a Revolving Lender pursuant to this Section 2.3, the amount so funded shall no longer be owed in respect of Swingline Loans.

                           (f)      If as a result of any bankruptcy or similar
proceeding, Revolving Loans are not made pursuant to Section 2.3(c) in amounts sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Revolving Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Revolving Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in Cleveland, Ohio. In order to evidence such participation each Revolving Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Lender fails to make available to the Swingline Lender the amount of such Revolving Lender's participation as provided in this Section 2.3(f), the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at a rate determined by the Swingline Lender to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) for two Business Days and thereafter at the Alternate Base Rate.

                           (g)      Within the limits set forth above, the
Borrower may borrow, pay or prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.4 Evidence of Debt; Repayment of Loans and Notes. (a) The outstanding principal balance of (i) each Term Note shall be payable on the Term Note Maturity Date; (ii) each Revolving Loan shall be payable on the Revolving Credit Maturity Date; and (iii) each Swingline Loan shall be payable no later than five (5) Business Days after the advance thereof.

                           (b)      Each Lender shall maintain in accordance
with its usual practice an account or accounts evidencing the Indebtedness to such Lender resulting from each Loan made by such Lender and each Term Note purchased by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement and the Notes.

                           (c)      The Administrative Agent, in this regard on
behalf of the Borrower, shall maintain the Register pursuant to Section 9.4(c) and an account for each Lender in which it will record (i) the amount of each Loan made hereunder, whether or not evidenced by a Note, the Type of each Loan made and the Interest Period (if any) applicable thereto, (ii) the amount of each Term Note purchased pursuant to the terms of this Agreement or assigned pursuant to the terms hereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                           (d)      The entries made in the Register and the
accounts maintained pursuant to paragraph (b) and (c) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans and the Term Notes in accordance with their terms.

                           (e)      Notwithstanding any other provision of this
Agreement, any Revolving Lender may request a Revolving Note to evidence its Revolving Commitment, which shall be promptly executed and delivered by the Borrower to such Revolving Lender, after which the Revolving Credit Commitment and Revolving Credit Exposure of such Revolving Lender shall be represented by one or more Revolving Notes payable to the payee named therein or its registered assigns.

         SECTION 2.5 Fees. (a) The Borrower agrees to pay to each Revolving Lender, through the Administrative Agent, on each Interest Payment Date, and on the date on which the Revolving Credit Commitments of all Revolving Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Revolving Credit Commitment of such Revolving Lender during such calendar month (or other period commencing with the date of acceptance by the Borrower of the Commitments of such Revolving Lender or ending with the date on which the last of the Commitments of such Revolving Lender shall be terminated) at a rate per annum equal to 0.50%. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Revolving Lender's Commitment Fee (including the Revolving Lender that is the Swingline Lender), the outstanding Swingline Loans during the period for which such Revolving Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Revolving Lender shall commence to accrue on the date of acceptance by the Borrower of the Revolving Credit Commitment of such Revolving Lender and shall cease to accrue on the date on which the Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein.

                           (b)      The Borrower from time to time agrees to pay
(i) to each Revolving Lender, through the Administrative Agent, on each Interest Payment Date and on the date on which the Revolving Credit Commitments of all Revolving Lenders shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Revolving Lender's Applicable Percentage of the average daily aggregate Letter of Credit Exposure, during such calendar month (or other period commencing with the date of acceptance by the Borrower of the Commitments of such Revolving Lender or ending with the date on which the last of the Commitments of such Revolving Lender shall be terminated) at a rate per annum, calculated on a daily basis, equal to the Applicable Margin for Revolving Loans that are Eurodollar Loans, provided that if an Event of Default has occurred and is continuing, such rate shall be increased to two percent (2%) per annum above the Applicable Margin for Eurodollar Loans; and (ii) to the Fronting Bank, the fees separately agreed upon by the Borrower and the Fronting Bank (as set forth in the Agent Fee Letter) plus, in connection with the issuance, amendment or transfer of any such Letter of Credit or any Letter of Credit Disbursement thereunder, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                           (c)      The Borrower agrees to pay to the Lead
Arranger, for its account, the fees set forth in the letter agreement dated September 30, 2003, among Holdings, the Borrower, and the Lead Arranger at the times and in the amounts set forth therein, and the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the letter agreement dated the Closing Date, among Holdings, the Borrower, and the Administrative Agent (the "Agent Fee Letter") at the times and in the amounts set forth therein (the "Agent Fees").

                           (d)      All Fees shall be paid on the dates due, in
immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.6 Interest on Loans and Term Notes. (a) The Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate equal to the Alternate Base Rate from time to time in effect plus the Applicable Margin from time to time in effect.

                           (b)      Subject to the provisions of Section 2.7,
the Revolving Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect.

                           (c)      The Term Notes shall bear interest (computed
on the basis of the actual number of days elapsed over a year of 360 days) at the Term Note Rate.

                           (d)      Interest on each Loan and on each Term Note
shall be payable on the Interest Payment Dates applicable to such Loan and such Term Note except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Eurodollar Rate for each Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

                           (e)      Upon the occurrence and during the
continuation of an Event of Default, the outstanding principal amount of all Loans and all Term Notes then outstanding shall bear interest from and including the date of the occurrence of such Event of Default to, but excluding, the date when no Event of Default shall be continuing, at a rate per annum equal to two percent (2%) per annum above the rate otherwise in effect (the "Default Rate").

         SECTION 2.7 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Eurodollar Loans comprising a Borrowing are not generally available or are no longer available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Revolving Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Revolving Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.8 Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall be automatically and permanently terminated at 3:00 p.m., New York City time, on the Revolving Credit Maturity Date.

                           (b)      Upon at least three Business Days' prior
irrevocable written or facsimile notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments (and in turn proportionately reduce the Total Revolving Commitment Amount); provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the remaining amount of the applicable Commitments) and (ii) each reduction or termination of the Revolving Credit Commitments prior to the Revolving Credit Maturity Date shall require the prior written consent of holders of 66 2/3% of the Term Notes.

                           (c)      The Revolving Credit Commitments (and the
Total Revolving Commitment Amount) shall be automatically and permanently reduced by the amount of any prepayment of Revolving Credit Exposure to the extent required by Section 2.10 (or by the amount of any prepayment of Revolving Credit Exposure that would have been required to be so applied if Revolving Credit Exposure equal to such amount had been outstanding).

                           (d)      Each reduction in the Revolving Credit
Commitments hereunder shall be made ratably among the Revolving Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders, on the date of each termination or reduction, the Commitment Fees and, to the extent applicable, L/C Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.9 Voluntary Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of Loans or Term Notes, in whole or in part, upon at least three Business Days' prior written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) to the Administrative Agent; provided, however, that each partial prepayment (other than of a Swingline Loan) shall be in an amount which is in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate outstanding amount which remains outstanding). Each prepayment of Term Notes under this Section 2.9 shall be accompanied by the corresponding Term Note Make-Whole Amount determined with respect to the amount so prepaid.

                           (b)      In the event that the Revolving Credit
Commitments are terminated, the Borrower shall on the date of such termination repay or prepay all its outstanding Swingline Loans and Revolving Credit Borrowings, reduce the Letter of Credit Exposure to zero and cause all Letters of Credit to be canceled and returned to the Fronting Bank. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower, the Swingline Lender and the Revolving Lenders of the Total Revolving Credit Exposure and (ii) if after giving effect to such reduction, the Total Revolving Credit Exposure would exceed the Total Revolving Commitment Amount, then the Borrower shall, on the date of such reduction, as applicable, repay or prepay Revolving Credit Borrowings or repay or prepay Swingline Loans or reduce the Letter of Credit Exposure (which for purposes of this clause (ii) may include cash collateralization of Letter of Credit Exposure pursuant to arrangements satisfactory to Administrative Agent), in an aggregate amount sufficient to eliminate such excess.

         SECTION 2.10 Mandatory Prepayments.

                           (a)      On the date of any termination or reduction
of the Revolving Credit Commitments, and on any date that the Total Revolving Credit Exposure exceeds the Total Revolving Commitment Amount, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings and Swingline Loans, and then shall deposit cash collateral with the Administrative Agent for Letter of Credit Exposure in a manner consistent with the terms of Section 2.18(k), as shall be necessary in order that the Total Revolving Credit Exposure does not exceed the Total Revolving Commitment Amount.

                           (b)      Upon the receipt of any Asset Sale Proceeds,
Insurance Proceeds, Debt Offering Proceeds, Unamortized Contract Value Proceeds and Equity Offering Proceeds, the Borrower shall prepay the Obligations by an amount equal to 100% of such Asset Sale Proceeds, Insurance Proceeds, Debt Offering Proceeds, Unamortized Contract Value Proceeds, and Equity Offering Proceeds, provided, however, that, if IDSs are issued after the Closing Date at a time when no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect thereto and no Interest Deferral Period is in effect, then the Borrower shall (i) first deposit Equity Offering Proceeds from the issuance of such IDSs into the Cash Collateral Account to the extent of the Cash Collateral Shortfall Amount after giving effect to the new Holdings Subordinated Notes issued as a part of such IDSs and (ii) then prepay the Obligations by an amount equal to 50% of (A) the net cash proceeds of the new Holdings Subordinated Notes issued as part of such IDSs, less (B) the funds deposited in the Cash Collateral Account pursuant to clause (i) of this proviso, and Holdings and the Borrower shall be permitted to retain the balance; provided, further, however, that if Equity Offering Proceeds are raised other than from the issuance of additional IDSs at a time when no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to the event that gave rise to such Equity Offering Proceeds and no Interest Deferral Period is in effect, then the percentage of Equity Offering Proceeds required to be applied to the Obligations shall be reduced from 100% to 50%.

                           (c)      During each Dividend Suspension Period
(except when an Interest Deferral Period is also in effect), the Borrower shall prepay the Obligations on each Dividend Payment Date by an amount equal to 100% of the Distributable Cash for the Monthly Fiscal Period most recently ended for which a Monthly Report has been delivered.

                           (d)      During each Interest Deferral Period, the
Borrower shall prepay the Obligations on each Subordinated Note Interest Payment Date by an amount equal to (i) 75% of the interest payable on the Holdings Subordinated Notes but for the Interest Deferral Period, to the extent of Available Cash for the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered, plus (ii) 100% of the Distributable Cash for such Monthly Fiscal Period, measured as if no Interest Deferral Period had occurred and all interest payable on the Holdings Subordinated Notes was paid in cash.

                           (e)      Upon the occurrence of an Event of Default,
all or a portion of the funds in the Dividend/CapEx Funding Account, the CapEx Funding Account, the Cash Collateral Account and the Existing Subordinated Notes Cash Collateral Account shall, at the election of the Required Lenders with notice to the Administrative Agent, but without further notice or instruction to the Borrower, be applied by the Administrative Agent to the prepayment of the Obligations.

                           (f)      Upon delivery of the annual audited
financial statements of Holdings and its Subsidiaries pursuant to Section 5.4(c) for each Annual Fiscal Period, commencing with the Annual Fiscal Period 2004, the Borrower shall prepay the Obligations by an amount equal to 50% of the Annual Excess Cash Flow for such Annual Fiscal Period; provided, however, that if no Event of Default has occurred and is continuing, no Interest Deferral Period is in effect and the Borrower is in compliance with the financial ratios set forth in Section 6.18 as of the last day of such Annual Fiscal Period and the most recently ended Monthly Fiscal Period for which the Borrower is required to have delivered a Monthly Report, then the Borrower shall prepay the Obligations by an amount equal to 50% of the excess, if any, of (i) the Annual Excess Cash Flow for such Annual Fiscal Period over (ii) the amount, if any, deposited into the CapEx Funding Account pursuant to Section 2.22 for such Annual Fiscal Period; provided, further, however, that if the Borrower withdraws any funds from the CapEx Funding Account other than to make Capital Expenditures promptly after such withdrawal, then the Borrower shall immediately prepay the Obligations by an amount equal to 50% of the funds so withdrawn from the CapEx Funding Account.

                           (g)      All prepayments of the Obligations required
in clauses (b) through (f) above shall be applied ratably to the Term Notes (subject to the provisions of paragraph (i) below), the related Term Note Make-Whole Amount (if an Event of Default has occurred and is continuing or an Interest Deferral Period is in effect) and the outstanding Revolving Credit

Exposure; the Revolving Credit Commitments shall not be reduced as a result of prepayments under clauses (b) through (f) unless an Event of Default has occurred and is continuing, in which case the prepayment amount allocated to the Revolving Credit Exposure shall result in a concurrent reduction in the Revolving Credit Commitments (unless otherwise agreed by the Required Revolving Lenders). Any prepayments applied to Revolving Credit Exposure shall be allocated first to repay Swingline Loans, then to repay Revolving ABR Loans, then to repay Revolving Eurodollars Loans and then to cash collateralize Letter of Credit Exposure in the manner described in Section 2.18.

                           (h)      Upon receipt of any proceeds or any Annual
Excess Cash Flow referred to in clauses (b) through (f), the Administrative Agent shall notify the Lenders of the receipt of such proceeds on the Business Day such proceeds are received, together with the calculation of Term Note Make-Whole Amount, if appropriate, and each Lender's pro rata share of such prepayment (the "Prepayment Notice"), and except as provided in paragraph (i) below, shall promptly apply such proceeds in the manner set forth in paragraph
(g) above. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment. Each prepayment of Term Notes required under this Section 2.10 when an Event of Default has occurred and is continuing or during an Interest Deferral Period shall be accompanied by the corresponding Term Note Make-Whole Amount determined with respect to the amount so prepaid. All prepayments and reductions under this Section 2.10 shall be without premium or penalty except as contemplated in the preceding sentence and pursuant to Section 2.13.

                           (i)      If no Event of Default has occurred and is
continuing and no Interest Deferral Period is in effect, each Term Lender shall have the right not to accept its ratable share of any prepayment (a "Waivable Prepayment") and shall be deemed to have exercised such right unless it gives written notice to the Borrower and the Administrative Agent of its election to accept its ratable share of such Waivable Prepayment no later than five (5) Business Days after the Administrative Agent delivers the Prepayment Notice. To the extent that any Term Lender elects not to accept its ratable share of a Waivable Prepayment, such share of the Waivable Prepayment shall be offered ratably to the other Term Lenders that have accepted their share of such Waivable Prepayment and the Revolving Lenders based upon their Revolving Credit Exposure (with no reduction in the Revolving Credit Commitments). If no Event of Default has occurred and is continuing and no Interest Deferral Period is in effect, the application of any prepayment by the Administrative Agent shall be made on the earlier of (i) the sixth Business Day immediately following delivery of the Prepayment Notice to the Lenders and (ii) the date that all Term Lenders have notified the Administrative Agent in writing of whether they accept or reject their portion of the Waivable Prepayment.

                           (j)      The Revolving Credit Exposure of the Lenders
is subject to reduction to zero during at least one consecutive thirty (30) day period during each Annual Fiscal Period beginning with the 2004 Annual Fiscal Period (the "Annual Clean-Up"); provided, however, that (a) any amounts advanced prior to the commencement of an Annual Clean-Up to fund Consolidated Service Contract Capital Expenditures may remain outstanding during an Annual Clean-Up,
(b) any Letters of Credit outstanding as of the commencement of an Annual Clean-Up shall be permitted to remain outstanding during the Annual Clean-Up,
(c) the Borrower shall be entitled to request a Revolving Credit Borrowing during such period to fund additional Consolidated Service Contract Capital Expenditures and (d) the Borrower shall be entitled to request the issuance of a Letter of Credit.

         SECTION 2.11 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) the rate of tax imposed on the overall net income of such Lender or the Fronting Bank and (ii) any Covered Taxes described in Section 2.17), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Eurodollar Rate) or the Fronting Bank or shall impose on such Lender or the Fronting Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the Letter of Credit Commitment or any Eurodollar Loans of such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining its Letter of Credit Exposure, its Letter of Credit Commitment or any Eurodollar Loan (or, in the case of the Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower will pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank for such additional costs incurred or reduction suffered.

                           (b)      If any Lender or the Fronting Bank shall
have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

                           (c)      A certificate of each Lender or the Fronting
Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or its holding company as specified in paragraphs (a) and (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same.

                           (d)      Promptly after any Lender or the Fronting
Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.11, such Lender or the Fronting Bank will notify the Borrower thereof. Failure on the part of any Lender or the Fronting Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period; provided that the Borrower shall not be under any obligation to compensate any Lender or the Fronting Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Fronting Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.11 shall be available to each Lender and the Fronting Bank regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                           (e)      In the event any Lender or the Fronting Bank
delivers a notice pursuant to paragraph (c) above, the Borrower may require, at the Borrower's expense and subject to Section 2.13, such Lender or the Fronting Bank to assign, at par plus accrued interest, fees and Term Note Make-Whole Amounts, without recourse (in accordance with Section 9.4) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower; provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and the Fronting Bank to such assignment, (iii) the Borrower shall have paid to the assigning Lender or the Fronting Bank all monies accrued and owing hereunder to it (including pursuant to this Section 2.11) and (iv) in the case of a required assignment by the Fronting Bank, all outstanding Letters of Credit issued by the Fronting Bank shall be canceled and returned to the Fronting Bank.

         SECTION 2.12 Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Revolving Lender may:

                           (i) if it is a Revolving Lender, declare that Eurodollar Loans will not thereafter be made by it hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Revolving Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                           (ii) as to any Revolving Lender require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Revolving Lender shall exercise its rights under subparagraphs
(i) and (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Revolving Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Revolving Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                           (b)      For purposes of this Section 2.12, a notice
to the Borrower by any Revolving Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.13 Indemnity. The Borrower shall indemnify each Lender against any loss or expense (including taxes, except in the case of Section 2.13(c) below) that such Lender may sustain or incur as a consequence of its obligation to make Eurodollar Loans arising as a result of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant hereto, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.13 (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

         SECTION 2.14 Pro Rata Treatment. Except as required under Section 2.12 and subject to Section 2.10 and except as otherwise expressly provided in this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, Term Notes and Reimbursement Obligations, each payment of the Commitment Fees or L/C Participation Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans, Term Notes or participations in Letter of Credit Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing of Loans, Term Notes or participations in Letter of Credit Disbursements, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing of Loans, Term Notes or participations in Letter of Credit Disbursements, computed to the next higher or lower whole dollar amount.

         SECTION 2.15 Sharing of Setoffs and Other Payments. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means in connection with the exercise or enforcement of its rights and remedies hereunder or under any other Loan Document, obtain payment (voluntary or involuntary) in respect of any Loan, any Term Note or any Reimbursement Obligation as a result of which the unpaid principal portion of its Revolving Credit Exposure and Term Notes shall be proportionately less than the unpaid principal portion of the Revolving Credit Exposure and Term Notes of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Revolving Credit Exposure or Term Notes of such other Lender, so that the aggregate unpaid principal amount of the Revolving Credit Exposure and Term Notes held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Exposure and Term Notes then outstanding as the principal amount of its Revolving Credit Exposure and Term Notes under such Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Revolving Credit Exposure and Term Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in any Revolving Credit Exposure or Term Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or Letter of Credit Disbursement directly for the benefit of, or purchased a Term Note directly from, the Borrower in the amount of such interest.

         SECTION 2.16 Payments. (a) The Borrower shall make each payment without set-off or counterclaim (including principal of or interest on any Loans, Term Notes, Reimbursement Obligations or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 127 Public Square, Cleveland, Ohio 44114, Attention:
KSIB Services, in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders and the Fronting Bank promptly upon receipt in like funds as received.

                           (b)      Whenever any payment (including principal of
or interest on any Loans, Term Notes or Reimbursement Obligations or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.17 Taxes. (a) Any and all payments by the Borrower to the Administrative Agent, the Fronting Bank or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (the "Taxes"), excluding (i) in the case of each Lender, the Fronting Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, the Fronting Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, the Fronting Bank or the Administrative Agent (as the case may be) pursuant to or in respect of any Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, such Loan Document, and (ii) in the case of each Lender, the Fronting Bank and the Administrative Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, the Fronting Bank or the Administrative Agent, as the case may be, other than any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial

Date (all such non-excluded Taxes, the "Covered Taxes"). For purposes of this
Section 2.17, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the Fronting Bank or any Lender, the date on which such Person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or the Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the Fronting Bank or the Administrative Agent, (i) in the case of any Covered Taxes, the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender, the Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, the Fronting Bank or the Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") if such Lender, the Fronting Bank or the Administrative Agent fails to comply with the requirements of paragraph (f) and paragraph (g) of this
Section 2.17.

                           (b)      In addition, the Borrower agrees to pay any
present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                           (c)      The Borrower will indemnify each Lender, the
Fronting Bank and the Administrative Agent for the full amount of Covered Taxes and Other Taxes (including any Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender, the Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Covered Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), the Fronting Bank or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 10 days after the date any Lender, the Fronting Bank or the Administrative Agent, as the case may be, makes written demand therefor.

                           (d)      Within 30 days after the date of any payment
of Covered Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Fronting Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

                           (e)      Without prejudice to the survival of any
other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the Obligations, the expiration of the Letters of Credit and the termination of the Commitments.

                           (f)      Each Non-U.S. Lender agrees that (i) at
least 10 days prior to the first Interest Payment Date following the Initial Date in respect of the Fronting Bank or such Lender, it will (A) deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either United States Internal Revenue Service Form W-8 BEN or W-8 ECI or successor applicable form, as the case may be, certifying in each case that the Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (B) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, and (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code, (II) such factual representations as the Borrower may reasonably request to allow the Borrower to conclude that such Lender is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (III) an Internal Revenue Service Form W-8BEN; (ii) it will deliver to the Borrower and the Administrative Agent (if appropriate) two further copies of such form or any successor applicable form or other manner of certification on or before the date such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by such Non-U.S. Lender and (iii) it will obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a participant pursuant to Section 9.4 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.17(f) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for the Fronting Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower shall withhold such taxes from such payments at the applicable statutory rate.

                           (g)      The Fronting Bank and any Lender claiming
any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower or to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole good faith determination of the Fronting Bank or such Lender, be otherwise disadvantageous to the Fronting Bank or such Lender.

                           (h)      Nothing contained in this Section 2.17 shall
require any Lender or the Fronting Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.18 Letters of Credit Generally. (a) The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower at any time and from time to time while the Revolving Credit Commitments remain in effect for amounts up to an aggregate stated amount not to exceed the Letter of Credit Sublimit. All Letters of Credit shall be denominated in U.S. Dollars. This Section 2.18(a) shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in Letters of Credit outstanding in an aggregate stated amount at any time in excess of the Letter of Credit Sublimit.

                           (b)      In order to request the issuance of a Letter
of Credit (or to request that the Fronting Bank amend, renew or extend an existing Letter of Credit), the Borrower shall deliver to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice substantially in the form of Exhibit D-2 requesting the issuance of such Letter of Credit, or identifying any Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit to be issued, amended, renewed or extended, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit or grant such issuance, amendment, renewal or extension. Each Letter of Credit shall be issued, amended, renewed or extended subject to the terms and conditions and relying on the representations and warranties of the Loan Parties in the Loan Documents, and in any case only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the Total Revolving Credit Exposure shall not exceed the Total Revolving Commitment Amount in effect at such time. Any Letter of Credit may be issued by the Fronting Bank through one or more of its affiliates, and in the event of any such issuance, all references herein and in the other Loan Documents to the term "Fronting Bank" shall, with respect to such Letter of Credit, be deemed to refer to such affiliates, in such capacity, as the context shall require.

                           (c)      Each Letter of Credit shall expire at the
close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is three Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in the Total Revolving Credit Exposure exceeding the Total Revolving Commitment Amount in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (i) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the Fronting Bank, in its sole discretion, in order to effect such renewal or extension) and (ii) the Revolving Credit Commitments will not be reduced pursuant to Section 2.8.

                           (d)      By the issuance of a Letter of Credit and
without any further action on the part of the Fronting Bank or the Revolving Lenders, the Fronting Bank will grant to each Revolving Lender, and each such Revolving Lender will acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Fronting Bank, such Revolving Lender's Applicable Percentage of each Letter of Credit Disbursement made by the Fronting Bank under such Letter of Credit and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document), on or before the next Business Day as provided in paragraph (e) below. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit which were issued upon satisfaction of all applicable conditions precedent is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                           (e)      If the Fronting Bank shall make any Letter
of Credit Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent, on or before the Business Day immediately following the date of such Letter of Credit Disbursement, an amount equal to such Letter of Credit Disbursement. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Revolving Credit Borrowing), then the unpaid amount shall bear interest, for each day from and including the date as of which the Letter of Credit Disbursement was made to but excluding the date of payment, at a rate per annum equal to the Default Rate (provided that the Default Rate shall not be applicable until the first Business Day after the Borrower receives notice from the Administrative Agent that such Letter of Credit Disbursement has been or will be made), (iii) the Administrative Agent shall notify the Fronting Bank and the Revolving Lenders thereof, (iv) each Revolving Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Loans made by such Revolving Lender (and Section 2.2(e) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders) and (v) the Administrative Agent shall promptly pay to the Fronting Bank amounts so received by it from the Revolving Lenders. The Administrative Agent shall promptly pay to the Fronting Bank on a pro rata basis with respect to outstanding Letter of Credit Disbursements any amounts received by it from the Borrower pursuant to this paragraph prior to the time that any Revolving Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear.

                           (f)      The Borrower's obligations to reimburse
Letter of Credit Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                           (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                           (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Fronting Bank) or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                           (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Fronting Bank shall not have constituted gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Fronting Bank;

                           (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that payment by the Fronting Bank shall not have constituted gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Fronting Bank; and

                           (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18(f), constitute a legal or equitable discharge of the Borrower's obligations hereunder, provided that such act or omission shall not have constituted gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Fronting Bank.

                           (g)      The Fronting Bank shall, promptly following
its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by facsimile, to the Administrative Agent and the Borrower of such demand for payment and whether the Fronting Bank has made or will make a Letter of Credit Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such Letter of Credit Disbursement. The Administrative Agent shall promptly give each Revolving Lender notice thereof.

                           (h)      If the Fronting Bank shall make any Letter
of Credit Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such Letter of Credit Disbursement in full on such date, the unpaid amount shall bear interest for the account of the Fronting Bank, for each day from and including the date of such Letter of Credit Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (e) above, at the rate that would apply to such amount if such amount were an ABR Loan.

                           (i)      Without limiting the generality of paragraph
(f) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Fronting Bank, except as otherwise expressly provided in paragraph (f). It is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph
(f), (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the Fronting Bank.

                           (j)      The Fronting Bank may resign at any time by
giving 45 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower or the Required Lenders by notice to the Fronting Bank, the Administrative Agent, the Borrower (if the removal is at the election of the Required Lenders) and the Lenders, subject in each case to the appointment by the Required Lenders, with the consent of the Borrower (not to be unreasonably withheld or delayed, and not required if an Default or Event of Default has occurred and is continuing) of a replacement Fronting Bank reasonably satisfactory to the Administrative Agent, provided, that the Fronting Bank may not resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (j), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank (which shall be a Lender), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees of the Fronting Bank, in its capacity as such, pursuant hereto. The acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower, the Administrative Agent and the Required Lenders, and, from and after the effective date of such agreement, (i) such successor Fronting Bank shall have all the rights and obligations of the previous Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal (including the right to receive accrued and unpaid fees, in its capacity as such), but shall not be required to issue additional Letters of Credit.

                           (k)      If any Event of Default shall occur and be
continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders of the Event of Default and the Letter of Credit Exposure as of such date, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the Letter of Credit Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Liquid Investments, which investments shall be made at the option and sole discretion of the Administrative Agent (provided that the Administrative Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for Letter of Credit Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of all Reimbursement Obligations at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.19 Cash Collateral Account. The Borrower shall deposit on the Closing Date immediately available funds in the Cash Collateral Account from the proceeds of the IDSs issued on the Closing Date in an amount equal to the then Cash Collateral Minimum Balance. Upon the issuance of any IDSs after the Closing Date, the Borrower shall immediately deposit additional immediately available funds in the Cash Collateral Account such that the Cash Collateral Shortfall Amount is zero, including without limitation at least five months of interest on the Holdings Subordinated Notes issued as part of such additional IDSs. The Borrower shall also deposit additional immediately available funds in the Cash Collateral Account on each Dividend Payment Date prior to the payment of any Dividends to Holdings to the extent of any Cash Collateral Shortfall Amount. Funds will be withdrawn from the Cash Collateral Account only by the Administrative Agent upon request by the Required Lenders and to the extent provided in the immediately following sentence, upon request by the Borrower, and to the extent withdrawn such funds may be applied, at the sole discretion of the Required Lenders, (i) to prepay the Obligations to the extent provided in Section 2.10 or (ii) to pay interest on behalf of Holdings on the Holdings Subordinated Notes and interest on Deferred Subordinated Note Interest. All return on investment from the funds in the Cash Collateral Account shall remain in the Cash Collateral Account and be subject to the terms of the Cash Collateral Agreement; provided, that, if no Default or Event of Default has occurred and is continuing, upon request of the Borrower from time to time prior to the first anniversary of the Closing Date such return on investments shall be promptly distributed by the Administrative Agent to the Borrower.

         SECTION 2.20 Dividend/CapEx Funding Account. The Borrower may deposit immediately available funds in the Dividend/CapEx Funding Account (x) from the proceeds of the IDSs issued on the Closing Date and (y) up to 50% of Annual Excess Cash Flow for each Annual Fiscal Period, commencing with the Annual Fiscal Period 2004, upon the delivery of the annual audited financial statements of Holdings and its Subsidiaries pursuant to Section 5.4(c) for such Annual Fiscal Period. The Borrower may withdraw funds from the Dividend/CapEx Funding Account if no Event of Default has occurred and is continuing to the extent such funds are (i) distributed to Holdings to pay Dividends to the extent otherwise permitted under Section 6.16, (ii) applied to pay Deferred Subordinated Note Interest to the extent otherwise permitted under Section 6.16, (iii) to make Capital Expenditures, (iv) deposited in the Cash Collateral Account or (v) used for other general corporate purposes. The Administrative Agent shall withdraw funds from the Dividend/CapEx Funding Account to the extent contemplated in
Section 2.10.

         SECTION 2.21 Existing Subordinated Notes Cash Collateral Account. The Borrower shall deposit on the Closing Date immediately available funds in the Existing Subordinated Notes Cash Collateral Account from the proceeds of the IDSs issued on the Closing Date in an amount equal to 105.625% of the Existing Subordinated Notes outstanding on the Closing Date following the redemption contemplated by Section 4.2(w), plus the amount of interest that will be payable after the Closing Date through and including March 1, 2004. If no Event of Default has occurred and is continuing, funds will be withdrawn from the Existing Subordinated Notes Cash Collateral Account by the Administrative Agent at the request of the Borrower on, or one Business Day prior, to March 1, 2004 for the purposes of prepaying in full the Existing Subordinated Notes, and all accrued and unpaid interest and premium thereon. All return on investment from the funds in the Existing Subordinated Notes Cash Collateral Account shall remain in the Existing Subordinated Notes Cash Collateral Account and be subject to the terms of the Existing Subordinated Notes Cash Collateral Agreement. Upon payment in full of the Existing Subordinated Notes, and all accrued and unpaid interest and premium thereon, all funds remaining in the Existing Subordinated Notes Cash Collateral Agreement shall be distributed by the Administrative Agent to the Borrower, promptly upon its request.

         SECTION 2.22 CapEx Funding Account. Upon the delivery of the annual audited financial statements of Holdings and its Subsidiaries pursuant to
Section 5.4(c) for each Annual Fiscal Period, commencing with the Annual Fiscal Period 2004, if no Event of Default has occurred and is then continuing, no Interest Deferral Period is in effect and the Borrower is in compliance with the financial ratios set forth in Section 6.18 as of the last day of such Annual

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

Fiscal Period and the most recently ended Monthly Fiscal Period for which the Borrower is required to have delivered a Monthly Report, then the Borrower may deposit immediately available funds in the CapEx Funding Account in an amount not to exceed the lesser of (i) 100% of Annual Excess Cash Flow for such Annual Fiscal Period or (ii) the unused portion of the basket for Capital Expenditures for such Annual Fiscal Period permitted in Section 6.15(c)(x) that may be carried forward for Capital Expenditures in future years. Prior to any such deposit, the Borrower shall have opened the CapEx Funding Account with the Administrative Agent, subject to the terms of a duly executed Control Agreement in form and substance substantially similar to the Control Agreement for the Dividend/CapEx Funding Account or otherwise satisfactory to the Required Lenders. If no Event of Default has occurred and is continuing, no Interest Deferral Period is in effect and the Borrower is in compliance with the financial ratios set forth in Section 6.18 as of the last day of the most recently ended Monthly Fiscal Period for which the Borrower is required to have delivered a Monthly Report, the Borrower may withdraw funds from the CapEx Funding Account to the extent that (i) such funds are promptly applied to make Capital Expenditures or (ii) 50% of such withdrawn funds are applied to prepay the Obligations pursuant to Section 2.10 and the remainder of such withdrawn funds are (A) applied to pay Dividends to the extent otherwise permitted under
Section 6.16, (B) applied to pay Deferred Subordinated Note Interest to the extent otherwise permitted under Section 6.16, (C) deposited in the Cash Collateral Account or (D) otherwise used for other general corporate purposes. The Administrative Agent shall withdraw funds from the CapEx Funding Account to the extent contemplated in Section 2.10(f).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

         SECTION 3.1 Organization; Powers. Each of the Loan Parties and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (or enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

         SECTION 3.2 Authorization. The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder, the other Transaction Documents and the other transactions contemplated hereby and thereby (a) have been duly authorized by all corporate, partnership or stockholder action, as the case may be, required to be obtained by the respective Loan Parties and by any corporate, partnership or stockholder action required of any other Loan Party and (b) do not and will not

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

(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the respective Loan Parties, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, or other material agreement or instrument to which the respective Loan Parties are parties, respectively or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, or other material agreement or instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Security Documents.

         SECTION 3.3 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party which is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.4 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office and filings with respect to real property Liens and pledges of Capital Stock of Foreign Subsidiaries contemplated pursuant to Section 5.11, (b) such other approvals as have been made or obtained and are in full force and effect, and
(c) filings with the SEC and the Ontario Securities Commission (OSC) in connection with the issuance of the IDSs.

         SECTION 3.5 Financial Statements. (a) Holdings and its Subsidiaries have heretofore furnished to the Lenders (i) its consolidated balance sheets and consolidated statements of operations and of cash flows, audited by and accompanied by the opinion of a firm of nationally recognized public accountants as of and for the Annual Fiscal Period ended December 31, 2002 and (ii) its unaudited consolidated balance sheet and consolidated statements of operations and of cash flows as of and for the Quarterly Fiscal Period ended September 30, 2003. Such financial statements present fairly the financial condition and results of operations of each of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Except as disclosed in the Prospectus, none of the Loan Parties has, or shall have as of the Closing Date any material guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or the notes thereto. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                           (b)      On and as of the Closing Date, the financial
projections of Holdings, the Borrower and their respective consolidated Subsidiaries for the period from November 1, 2003 through the last day of Annual Fiscal Period 2008 (giving effect to the

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

Transactions) previously delivered to Lenders (the "Initial Projections") are based on good faith estimates and assumptions made by the management of the Borrower and Holdings, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Initial Projections may differ from the projected results and that the differences may be material. Notwithstanding the foregoing, as of the Closing Date, management of the Borrower believed that the Initial Projections were reasonable and attainable.

                           (c)      The monthly, quarterly and annual fiscal
periods of Holdings and the Borrower that will occur during the term of this Agreement are listed in Schedule 3.5(c) (each, a "Fiscal Period" and respectively, the "Monthly Fiscal Periods", the "Quarterly Fiscal Periods" or the "Annual Fiscal Periods").

         SECTION 3.6 No Material Adverse Change. There has been no material adverse change in the assets, business, properties, liabilities, financial condition, results of operations or prospects of the consolidated Loan Parties, taken as a whole, since December 31, 2002.

         SECTION 3.7 Title to Properties; Possession Under Leases. (a) Each of the Loan Parties has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens.

                           (b)      Each of the Loan Parties has complied with
all obligations under all leases to which it is a party and all such leases are in full force and effect except in each case where a failure to comply or to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties enjoys peaceful and undisturbed possession under all such leases, except where a failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                           (c)      Each of the Loan Parties owns or possesses,
or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.8 Subsidiaries. Schedule 3.8 sets forth as of the Closing Date the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

         SECTION 3.9 Litigation; Compliance with Laws. (a) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any business, property or rights of any such Person (i) that involve any Loan Document or, as of the

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

Closing Date, the Transactions or (ii) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (b)      None of the Loan Parties and their
respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any Environmental Law), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10 Compliance with Agreements. (a) None of the Loan Parties is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                           (b)      None of the Loan Parties is in default in
any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

         SECTION 3.11 Federal Reserve Regulations. (a) None of the Loan Parties and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                           (b)      No part of the proceeds of any Loan or any
Term Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

         SECTION 3.12 Investment Company; Public Utility Holding Company. None of the Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13 Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only to refinance the Prior Credit Agreement and certain existing Indebtedness of Holdings and the Borrower, to finance Capital Expenditures (to the extent permitted hereunder), to pay certain transaction costs arising in connection with the Transactions, to repurchase Capital Stock of Holdings to the extent specifically contemplated in the Prospectus, and for working capital and other general corporate purposes of the respective Loan Parties and their Subsidiaries.

         SECTION 3.14 Tax Returns. Each of the Loan Parties and any member of a consolidated, combined or unitary group of which a Loan Party is a member (together with the Loan Parties, the "Loan Party Group Members") has timely filed or caused to be timely filed all

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

federal, and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.3 and for which the relevant Loan Party has set aside on its books adequate reserves in accordance with GAAP. Each of the Loan Party Group Members has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14 with respect to each of the Loan Party Group Members, (a) no material claims are being asserted in writing with respect to any taxes, (b) as of the Closing Date no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) as of the Closing Date no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending material issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes of this Section 3.14, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

         SECTION 3.15 No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Loan Party to the Lead Arranger, the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including, without limitation, the Prospectus), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transactions or of the Loan Parties taken as a whole.

                           (b)      All Initial Projections delivered as of the
Closing Date concerning the Loan Parties that are or have been made available to the Lead Arranger, the Administrative Agent or any Lender by a Loan Party, including those contained in the Prospectus, have been or will be prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable.

         SECTION 3.16 Employee Benefit Plans. Each of the Loan Parties and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred within the six years immediately preceding the date hereof as to which Holdings, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived. Within the six years immediately preceding the date hereof, neither Holdings, the Borrower nor any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect to the

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

termination of any Plan. Neither Holdings, the Borrower nor any ERISA Affiliate has, in the six years immediately preceding the date hereof, filed an application for a waiver of the minimum funding standard with respect to any Plan under Section 412(d) of the Code or Section 303 of ERISA. As of the Closing Date, the accumulated benefit obligation under each Plan (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $2,000,000 the value of the assets of such Plan, and the accumulated benefit obligation of all underfunded Plans (on a termination basis and based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $4,000,000 the value of the assets of all such underfunded Plans. None of Holdings, the Borrower and the ERISA Affiliates have incurred or could reasonably be expected to incur any Withdrawal Liability. None of Holdings, the Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated

         SECTION 3.17 Environmental Matters. Except as set forth in Schedule
3.17:

                           (a)      There has not been a Release or threatened
Release of Hazardous Materials at, on, under or around the properties currently owned or currently or formerly operated by any Loan Party (the "Properties") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) would reasonably be expected to give rise to an Environmental Claim which, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or (iii) could reasonably be expected to impair materially the fair saleable value of any material currently owned Property;

                           (b)      The Properties and all operations of the
Loan Parties are in compliance, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits required to be obtained by Holdings and its Subsidiaries have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

                           (c)      None of the Loan Parties has received any
written notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters any Loan Party has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

                           (d)      Hazardous Materials have not been
transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability to any Loan Party under any Environmental Law, nor have any of the Loan Parties retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the

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

generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect; and

                           (e)      No Lien in favor of any Governmental
Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to currently owned or leased properties except for Permitted Liens.

         SECTION 3.18 Capitalization of Holdings and the Borrower. As of the Closing Date, after giving effect to the Transactions, Holdings has made a loan to the Borrower in the amount of at least $95,677,065.00 (the "Borrower Intercompany Indebtedness"), pursuant to and evidenced by the Borrower Intercompany Note. The capitalization of each of Holdings and the Borrower is as reflected in the pro forma as-adjusted capitalization for such parties set forth under the caption "Capitalization" in the Prospectus.

         SECTION 3.19 Security Documents.

                           (a)      The Pledge Agreement is effective to create
in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in 100% of the issued and outstanding Capital Stock of all Domestic Subsidiaries owned by Holdings, the Borrower or any other Subsidiary (other than the Capital Stock of Service America/National Business Services Enterprises Joint Venture and Service America Corporation - Service Systems Associates), and 65% of the issued and outstanding Capital Stock of all First Tier Foreign Subsidiaries owned by Holdings, the Borrower or any Domestic Subsidiary and, when the Pledged Stock, together with duly executed stock transfer powers, is delivered to the Administrative Agent (or, as applicable in the case of Capital Stock of Foreign Subsidiaries, the requisite filings or registrations are made), the Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Stock, in each case prior and superior in right to any other Person.

                           (b)      The Security Agreement is effective to
create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral subject thereto (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement, the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens, it being understood that the Borrower and its Subsidiaries shall not be required to grant a Lien under the Loan Documents on any property to the extent that the grant of such Lien is prohibited by a Service Contract created prior to the Closing Date.

                           (c)      The Intellectual Property Security Agreement
is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid

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

and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreement), and when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement and the Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Intellectual Property Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof), other than with respect to the rights of Persons pursuant to Permitted Liens.

                           (d)      The Cash Collateral Agreement, the Existing
Subordinated Notes Cash Collateral Agreement and each Control Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Cash Collateral Account, the Existing Subordinated Notes Cash Collateral Account and the Dividend/CapEx Funding Account, respectively, and, commencing 90 days after the Closing Date, each other deposit account of a Loan Party (including without limitation, the CapEx Funding Account if and when created), which security interest constitutes a fully perfected Lien on and security interest in all right, title and interest of the grantors thereunder in such accounts to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

         SECTION 3.20 Labor Matters. Except as set forth in Schedule 3.20, there are no strikes, lockouts or slowdowns pending or threatened against any Loan Party which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of any Loan Party have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters, except as could not reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or for which any claim may be made against such Loan Party, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the relevant Loan Party to the extent required by GAAP, except as could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party (or any predecessor) is a party or by which any Loan Party (or any predecessor) is bound.

         SECTION 3.21 Insurance. Schedule 3.21 sets forth a true, complete and correct description of all insurance maintained by or for the benefit of the Loan Parties as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Loan Parties have insurance in such amounts and covering such risks and liabilities (and with such deductibles and exclusions) as are in accordance with normal industry practice.

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         SECTION 3.22 Solvency. (a) Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of the Loan Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Loan Parties on a consolidated basis; (ii) the present fair saleable value of the property of the Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted and are proposed to be conducted following the Closing Date.

                           (b)      None of Holdings and the Borrower intends
to, none will permit any Subsidiary to, and none believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         SECTION 3.23 Subordinated Debt

                           (a)      Holdings Subordinated Notes. This Agreement,
and all amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings hereof other than from issuances of equity or Indebtedness that is contractually subordinated to the Indebtedness hereunder, constitute the "Credit Agreement" within the meaning of the Subordinated Note Documents (except to the extent that any such amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings of or to this Agreement are prohibited by
Section 4.03 of the Subordinated Notes Indenture as in effect on the Closing Date and not otherwise consented to by the majority of the holders of the Holdings Subordinated Notes then outstanding). This Agreement, together with each of the other Loan Documents and all amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings hereof and thereof, constitute "Senior Credit Documents" within the meaning of the applicable Subordinated Note Documents (except to the extent that any such amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings are prohibited by Section
4.03 of the Subordinated Notes Indenture as in effect on the Closing Date and not otherwise consented to by the majority of the holders of the Holdings Subordinated Notes then outstanding). The Revolving Credit Exposure (including without limitation, the Revolving Credit Exposure incurred after the Closing
Date), the Term Notes and all other Obligations constitute "Senior Lender Indebtedness", "Designated Senior Indebtedness" and "Senior Indebtedness" within the meaning of the Subordinated Note Documents, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Lender Indebtedness", "Designated Senior Indebtedness" and "Senior Indebtedness" pursuant to the Subordinated Note Documents.

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                           (b)      Existing Subordinated Notes. This Agreement,
and all amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings hereof, other than from issuances of equity or Indebtedness that is contractually subordinated to the Indebtedness hereunder, constitute the "Credit Agreement" within the meaning of the Existing Subordinated Note Documents (except to the extent that any such amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings of or to this Agreement are prohibited by the Existing Subordinated Notes Indenture and not otherwise consented to by the majority of the holders of the Existing Subordinated Notes then outstanding). This Agreement, together with each of the other Loan
Documents and all amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings hereof and thereof, constitute "Senior Credit Documents" within the meaning of the applicable Existing Subordinated Note Documents (except to the extent that any such amendments, restatements, supplements, modifications, replacements, restructurings, increases, refinancings and refundings of or to this Agreement are prohibited by the Existing Subordinated Notes Indenture and not otherwise consented to by the majority of the holders of the Existing Subordinated Notes then outstanding). The Revolving Credit Exposure (including without limitation, the Revolving Credit Exposure incurred after the Closing Date), the Term Notes and all other Obligations constitute "Bank Indebtedness", "Designated Senior Indebtedness" and "Senior Indebtedness" within the meaning of the Existing Subordinated Note Documents, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Bank Indebtedness", "Designated Senior Indebtedness" and "Senior Indebtedness" pursuant to the Existing Subordinated Note Documents. The Revolving Credit Exposure (including, without limitation Revolving Credit Exposure incurred after the Closing Date), the Term Notes and all other Obligations are permitted under Section 4.03(b)(i) of the Existing Subordinated Notes Indenture, and the Borrower has not incurred or obtained commitments for more than $115,000,000 of other Senior Indebtedness permitted under Section 4.03(b)(i) of the Existing Subordinated Notes Indenture. The parties hereto acknowledge and agree that this Agreement is intended to replace, refund and refinance in its entirety the credit agreement dated as of December 3, 1998, as amended, among the Borrower, Holdings, the financial institutions named therein and The Chase Manhattan Bank, as Administrative
Agent.

         SECTION 3.24 Material Contracts. Schedule 3.24 contains as of the Closing Date a true, correct and complete list of all material contracts to which Holdings, the Borrower and their respective Subsidiaries are parties. As of the Closing Date, all such material contracts are in full force and effect and no material defaults currently exist thereunder.

         SECTION 3.25 Non-Guarantor Expenditures. As of the Closing Date, the investments by the Borrower and its Subsidiaries in Foreign Subsidiaries, Non-Wholly Owned Subsidiaries and joint ventures in which the Borrower and its Subsidiaries hold minority interests, including without limitation loans, advances and leases of assets or property, are described on Schedule 3.25.

         SECTION 3.26 Capital Stock; Interest in Joint Ventures. As of the Closing Date, Schedule 3.26 sets forth a complete and accurate list describing the authorized Capital Stock of, as well as the record and beneficial ownership thereof, the Borrower and each of its Subsidiaries. As of the Closing Date, Service America Corporation, a Delaware corporation, has (i) a fifty

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percent (50%) interest in Service America Corporation-Service System Associates,
a joint venture formed pursuant to the Connecticut Uniform Partnership Act, and
(ii) a sixty percent (60%) interest in Service America/National Business
Services Enterprises Joint Venture, a joint venture formed pursuant to the District of Columbia Uniform Partnership Act.

         SECTION 3.27 Private Offering. Neither Holdings, the Borrower nor any Person acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than 75 other institutional investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any Person acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act. For purposes hereof, the term "institutional investor" shall mean any bank, trust company, savings and loan associations or other financial institution, pension plan, any investment company, any insurance company, broker or dealer, or any other similar financial institution or entity, regardless of legal form. None of the Borrower, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, and "affiliate")), or to the Borrower's knowledge, any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

         SECTION 4.1 All Credit Events. On the date of each Borrowing (other than the conversion of a Eurodollar Borrowing to an ABR Borrowing) and each issuance or renewal of a Letter of Credit:

                           (a)      The Administrative Agent shall have received
a notice of such Borrowing (or such notice shall have been deemed given) or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit.

                           (b)      The representations and warranties set forth
in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                           (c)      At the time of and immediately after such
Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

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Each Borrowing and each issuance of a Letter of Credit (except those specified in the parentheticals contained in the introductory paragraph of this Section 4.1) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

         SECTION 4.2 First Credit Event. On the Closing Date:

                           (a)      Each of the Lead Arranger and the
Administrative Agent shall have received, on behalf of itself, the Lenders and the Fronting Bank, favorable written opinions of (i) Kelley Drye & Warren LLP and (ii) the counsels for the Loan Parties listed on Schedule 4.2(a) hereto as to the matters specified therein, in each case (A) dated the Closing Date, (B) addressed to the Lead Arranger, the Fronting Bank, the Administrative Agent and the Lenders, (C) covering such other matters relating to the Loan Documents and the Transactions as the Lead Arranger, the Administrative Agent or any Lender may reasonably request and (D) otherwise in form and substance satisfactory to the Lead Arranger, the Administrative Agent and the Lenders. Each of Holdings and the Borrower hereby instructs such counsel to deliver such opinions.

                           (b)      All legal matters incident to this
Agreement, the borrowings, issuance of Notes and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, the Fronting Bank, the Administrative Agent and to counsel for the Lead Arranger and the Administrative Agent.

                           (c)      The Lead Arranger and the Administrative
Agent shall have received (i) a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State and from the Secretaries of State of each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation and a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect; (ii) a copy of the certificate or articles of incorporation, including all amendments thereto, of Holdings, the Borrower, Volume Services, Inc. and Service America Corporation, certified as of the Closing Date by the Secretary of State of Delaware; and (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation, including all amendments thereto, of such Loan Party as in effect on the Closing Date and at all times prior to the date of the resolutions described in clause (C) below, (B) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
(C) below, (C) that attached thereto is a true and complete copy of resolutions or other authorizing action duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the certificate or articles of incorporation or formation documents of such Loan Party have not been amended except as attached to such certificate, and (E) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant

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Secretary executing the certificate pursuant to (ii) above; (v) evidence satisfactory to the Administrative Agent and the Lenders that the certificate or articles of incorporation of each Loan Party in effect on the Closing Date have been filed with the respective Secretaries of State; and (vi) such other documents as the Lead Arranger, the Administrative Agent, the Lenders, the Fronting Bank or counsel for the Lead Arranger, the Administrative Agent and the Lenders, may reasonably request.

                           (d)      The Lead Arranger and the Administrative
Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by a Financial Officer of and on behalf of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.1.

                           (e)      The Lead Arranger and the Administrative
Agent shall have received evidence of the termination and repayment in full of the Prior Credit Agreement, all in form and substance satisfactory to the Lenders and the Administrative Agent.

                           (f)      The Lead Arranger, the Administrative Agent
and the Lenders shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any letter agreement to which a Loan Party is a party relating to the Transactions.

                           (g)      The Subsidiary Guarantee Agreement shall
have been duly executed by all Domestic Subsidiaries (other than Non-Wholly-Owned Subsidiaries), the Holdings Guarantee Agreement shall have been executed by Holdings, and each Guarantee Agreement shall have been delivered to the Administrative Agent and shall be in full force and effect.

                           (h)      The Security Agreement and the Intellectual
Property Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Administrative Agent and shall be in full force and effect on such date, and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in each such agreement (subject to any Permitted Lien) shall have been delivered to the Administrative Agent, and all promissory notes and instruments (including the Borrower Intercompany Note) of the Loan Parties shall have been endorsed in blank and delivered to the Administrative Agent.

                           (i)      The Borrower Intercompany Note shall have
been duly issued, executed and delivered by the Borrower to Holdings, and the Borrower and Holdings shall have executed and delivered that certain Borrower Intercompany Subordination Agreement, all in form and substance satisfactory to the Administrative Agent and the Lenders.

                           (j)      The Cash Collateral Agreement, the Existing
Subordinated Notes Cash Collateral Agreement and the Control Agreement with respect to the Dividend/CapEx

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Funding Account shall have been duly executed by the parties thereto and delivered to the Administrative Agent and shall be in full force and effect on such date.

                           (k)      The Pledge Agreement shall have been duly
executed by the parties thereto and delivered to the Administrative Agent and shall be in full force and effect, and 100% of the issued and outstanding Capital Stock of the Borrower and all Domestic Subsidiaries owned by Holdings, the Borrower or any other Subsidiary (other than the Capital Stock of Service America/National Business Services Enterprises Joint Venture and Service America Corporation - Service Systems Associates), and 65% of the issued and outstanding Capital Stock of all First Tier Foreign Subsidiaries owned by Holdings, the Borrower or any Domestic Subsidiary shall have been duly and validly pledged thereunder to the Administrative Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Administrative Agent.

                           (l)      The Administrative Agent and the Lenders
shall have received copies of favorable UCC, tax and judgment lien search reports and intellectual property search reports with respect to each Loan Party in all necessary or appropriate jurisdictions and under all legal and trade names of all Loan Parties reasonably requested by the Lenders together with copies of the financing statements disclosed by such search, accompanied by evidence satisfactory to the Administrative Agent and the Lenders that the Liens indicated in any such financing statement would be permitted under Section 6.2 or have been released. The Administrative Agent shall have received duly executed documentation evidencing the termination of all Liens granted in the Pledged Stock and in any other Collateral in connection with existing Indebtedness of the Borrower or any of the Subsidiaries or any other Person (other than Permitted Liens), all in form and substance satisfactory to the Lenders and the Administrative Agent.

                           (m)      The Administrative Agent shall have received
certified copies of the Offering Documents and all other material documents executed or delivered in connection therewith, all in form and substance satisfactory to the Lenders and the Administrative Agent, including without limitation the legal opinions delivered in connection therewith, together with such reliance letters thereon as may be requested by the Required Lenders allowing the Lenders and the Administrative Agent to rely on such opinions, all in form and substance satisfactory to the Lenders and to the Administrative Agent.

                           (n)      The Administrative Agent shall have received
copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.2 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

                           (o)      The Transactions shall have been consummated
prior to or simultaneously with the initial Credit Event hereunder in accordance with applicable law.

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

                           (p)      After giving effect to the Transactions, (i)
none of the Loan Parties shall have any preferred stock outstanding (other than preferred stock owned by Loan Parties and pledged pursuant to the Pledge Agreement) and no Indebtedness other than the Obligations and guarantees thereof and Indebtedness otherwise permitted under Section 6.1, and (ii) Holdings shall have outstanding no equity interest or Indebtedness other than its Capital Stock and the Holdings Subordinated Notes.

                           (q)      There shall have been no material adverse
change in the assets, business, properties, financial condition, liabilities, results of operations or prospects of any Loan Party on a consolidated basis since December 31, 2002.

                           (r)      The Lenders shall have received a pro forma
consolidated balance sheet of Holdings as of November 25, 2003, in form and substance satisfactory to the Lenders and the Administrative Agent (the "Closing Pro Forma"), together with a certificate of Holdings, dated the Closing Date and signed by a Financial Officer of Holdings, to the effect that such balance sheet fairly presents the pro forma financial position of the Loan Parties on a consolidated basis in accordance with U.S. GAAP (except to the extent otherwise noted) after giving effect to the initial Credit Events and the Transactions, and the Lenders shall be reasonably satisfied that such balance sheet and the financing arrangements contemplated hereby are not materially inconsistent with the Prospectus and the information, the projections and the model contained therein. Within a reasonable period prior to the Closing Date, the Borrower shall also have provided (x) the Initial Projections, (y) a certificate of the Chief Financial Officer of the Borrower confirming that the financial covenants contained in Sections 6.10, 6.11 and 6.12, determined on a pro forma consolidated basis for the Borrower and its Subsidiaries for the twelve-month Fiscal Period most recently ended prior to the Closing Date (adjusted to give effect to the Transactions on or about the Closing Date as if such Transactions occurred on the first day of such twelve-month Fiscal Period and utilizing the Pre-Closing Levels), are not violated and certifying that as of the Closing Date, and on a pro forma basis, (a) the Total Leverage Ratio does not exceed 3.50:1.00; (b) the Senior Leverage Ratio does not exceed 2.20:1.00, and (c) the Interest Coverage Ratio is no less than 1.80:1.00, and (z) such other financial information as the Lenders shall reasonably have requested in connection with the Transactions.

                           (s)      All requisite Governmental Authorities and
all material third parties shall have approved or consented to the Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the share exchange or the consummation of other Transactions.

                           (t)      The Borrower shall have established the Cash
Collateral Account with the Administrative Agent, which shall be maintained in the sole dominion and control of the Administrative Agent on behalf of the Lenders, and shall have directed the Administrative Agent to deposit from the proceeds of the IDSs sold on the Closing Date an amount equal to the Cash Collateral Minimum Balance into the Cash Collateral Account.

                           (u)      The Borrower shall have established the
Dividend/CapEx Funding Account with the Administrative Agent, and shall have directed the Administrative Agent to

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deposit from the proceeds of the IDSs sold on the Closing Date an amount equal to $9,540,220.28 into the Dividend/CapEx Funding Account.

                           (v)      The Borrower shall have established the
Existing Subordinated Notes Cash Collateral Account with the Administrative Agent, which shall be maintained in the sole dominion and control of the Administrative Agent on behalf of the Lenders, and shall have directed the Administrative Agent to deposit from the proceeds of the IDSs sold on the Closing Date an amount equal to $13,628,125.00 into the Existing Subordinated Notes Cash Collateral Account.

                           (w)      The Borrower shall have redeemed all of its
Existing Subordinated Notes, other than up to $12,250,000.00 of the Existing Subordinated Notes; the Administrative Agent and the Lenders shall have received
(i) a certified copy of the Existing Subordinated Notes Indenture, with all amendments thereto, and (ii) evidence to their satisfaction that the Existing Subordinated Notes Indenture has been amended to remove all covenants, to be in form and substance satisfactory to the Lenders.

                           (x)      The Agent Fee Letter shall have been
executed by the Borrower and delivered to the Administrative Agent; the Revolving Commitment Fee Letter shall have been executed by the Borrower and delivered to the Administrative Agent and each Term Lender.

                           (y)      The Borrower shall have delivered to the
Administrative Agent such other documents as the Lead Arranger, the Administrative Agent, the Lenders, the Fronting Bank and counsel for the Lead Arranger, the Administrative Agent and the Lenders, may reasonably request, all in form and substance satisfactory to the Lenders and the Administrative Agent.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and Term Note, and all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of their Subsidiaries to:

         SECTION 5.1 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except for the liquidation or dissolution of Subsidiaries, if the assets of such corporations, to the extent they exceed estimated liabilities, are acquired by the Borrower or a Subsidiary in such liquidation or dissolution, provided that Subsidiaries that are Guarantors may not be liquidated into Subsidiaries that are not Guarantors.

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

                           (b)      Do or cause to be done all things necessary
to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all material applicable laws, rules, regulations (including any Environmental Law) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

         SECTION 5.2 Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses; maintain such other insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law or any other Loan Document; provided, that, all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to the Administrative Agent's satisfaction for the benefit of the Administrative Agent (including a "standard" or "New York" lender's loss payable endorsement and naming the Administrative Agent additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Administrative Agent, and (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, at least 30 days prior to the expiration date of any insurance policies required by Section 5.2 and the applicable provisions of the Security Documents, an insurance broker's or agent's certificate evidencing the extension of any such insurance policy, endorsed in a manner consistent with this Section 5.2.

         SECTION 5.3 Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the affected Loan Party or a Subsidiary of such Loan Party, shall have set aside on its books adequate reserves with respect thereto.

         SECTION 5.4 Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                           (a)      Within 40 days after the end of each Monthly
Fiscal Period (the "Reported Month"), and in any event no less than three (3) Business Days prior to the earlier of

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

the Subordinated Note Interest Payment Date and the Dividend Payment Date in each calendar month, commencing with the Monthly Fiscal Period ending November 30, 2003, a Monthly Report substantially in the form of Exhibit A (the "Monthly Report") which shall include, among other things:

                           (i) a monthly consolidated cash flow statement and a monthly consolidated balance sheet for Holdings and its Subsidiaries for the Reported Month and year-to-date;

                           (ii) a certification from the Borrower of (A) EBITDA and Adjusted EBITDA for the twelve Monthly Fiscal Periods ending on the last day of the Reported Month, (B) Available Cash, Distributable Cash, Dividend Shortfall Amount and Dividend Payment Amount, in each case for such Reported Month, (C) interest on the Holdings Subordinated Notes and interest on Deferred Subordinated Note Interest scheduled to be paid on the Subordinated Note Interest Payment Date immediately following the required date of delivery for such Monthly Report, (D) the aggregate outstanding amount of Deferred Subordinated Note Interest, if any, and (E) Consolidated Service Contract Capital Expenditures for such Reported Month and cumulatively for the Annual Fiscal Period to-date;

                           (iii) a certification from the Borrower of the amount of any Insurance Proceeds, Asset Sale Proceeds, Debt Offering Proceeds, Unamortized Contract Value Proceeds and Equity Offering Proceeds, in each case with respect to the Reported Month and where relevant, on a cumulative annual basis;

                           (iv) a detailed report of the additions and withdrawals of funds from the Cash Collateral Account, the Dividend/CapEx Funding Account, the Existing Subordinated Notes Cash Collateral Account and the CapEx Funding Account, if any, during such Monthly Fiscal Period;

                           (v)      a computation from the Borrower in
                  reasonable detail demonstrating the calculation of the Total Leverage Ratio, the Senior Leverage Ratio and the Interest Coverage Ratio and a certification from the Borrower of compliance with the financial covenants contained in Sections 6.10, 6.11, 6.12, 6.18 and 6.19;

                           (vi) confirmation from the Borrower of the absence of a Default or Event of Default or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, together with confirmation from the Borrower that the representations and warranties set forth in the Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date); and

                           (vii) confirmation from the Borrower of the absence of any default or event of default pursuant to the Subordinated Note Documents and, if any Existing Subordinated Notes are outstanding, the Existing Subordinated Note

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

                  Documents, or if such a default or event of default has occurred, specifying the nature and extent thereof and any corrective action proposed to be taken with respect thereto;

                           (b)      within 45 days after the end of each
Quarterly Fiscal Period, an unaudited consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Loan Parties on a consolidated basis as of the close of such Quarterly Fiscal Period and the consolidated results of their operations during such Quarterly Fiscal Period, together with the corresponding consolidating statements prepared in a manner consistent with the consolidating financial statements delivered to the Lenders prior to the Closing Date;

                           (c)      within 90 days after the end of each Annual
Fiscal Period, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Loan Parties on a consolidated basis as of the close of such Annual Fiscal Period and the consolidated results of their operations during such Annual Fiscal Period, together with the corresponding consolidating statements prepared in a manner consistent with the consolidating financial statements delivered to the Lenders prior to the Closing Date, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect, provided that disclosures by such accountants of changes in accounting principles shall not be deemed such a qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP, together with a written discussion by management of annual results compared to prior year results;

                           (d)      if, as a result of any change in accounting
principles and policies from those as in effect on the date of this Agreement, the financial statements of the Loan Parties on a consolidated basis delivered pursuant to paragraph (a), (b) or (c) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a), (b) or (c) above following such change, a schedule prepared by a Financial Officer on behalf of Holdings and the Borrower reconciling such changes to what the financial statements would have been without such changes;

                           (e)      simultaneously with the delivery of any
financial statements pursuant to paragraph (b) or (c) above, a balance sheet and related statements of operations, cash flows and stockholders' equity for each unconsolidated Subsidiary for the applicable period;

                           (f)      promptly after the same become publicly
available, copies of all periodic and other publicly available reports, proxy statements and, to the extent reasonably requested by the Administrative Agent, other materials filed by any Loan Party with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange;

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                           (g)      within 90 days after the beginning of each
Annual Fiscal Period, a copy of an operating and capital expenditure budget for such Annual Fiscal Period together with updated projections with respect to the financial performance of the Borrower during the five year period commencing as of the date the projections are prepared (the "Projections");

                           (h)      promptly following the creation or
acquisition of any Subsidiary, a certificate from a Responsible Officer identifying such new Subsidiary and the ownership interest of each of Holdings, the Borrower and the Subsidiaries therein, which certificate shall further specify whether or not such Subsidiary is required to become a Guarantor;

                           (i)      promptly following entry into any Service
Contract or the purchase, lease or acquisition of all or any substantial part of the assets of any other Person involving Capital Expenditures in excess of $5,000,000, a certificate from a Responsible Officer identifying such Service Contract or such purchase, lease or acquisition and confirming that it is a Permitted Service Contract or Permitted Business Acquisition, as the case may be;

                           (j)      promptly, a copy of all reports submitted in
connection with any material interim or special audit made by independent accountants of the books of Holdings, the Borrower or any Subsidiary;

                           (k)      within ninety (90) days after the beginning
of each Annual Fiscal Period, an updated version of the schedule of insurance policies delivered as Schedule 3.21;

                           (l)      within the thirty (30) day period prior to
each of the second anniversary and the fourth anniversary of the Closing Date, a legal opinion from Borrower's counsel, in form and substance acceptable to the Administrative Agent and the Lenders, confirming the enforceability, creation and perfection of the Liens in favor of the Administrative Agent as contemplated by the Security Documents;

                           (m)      promptly, and in any event within three
Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a default or an event of default under the Subordinated Note Documents or the Existing Subordinated Note Documents;

                           (n)      promptly upon receipt thereof, and in any
event within three Business Days, a copy of any written notice received by any Loan Party or Subsidiary stating or alleging that (i) such Loan Party or Subsidiary has breached its obligations under a Service Contract, (ii) any other event has occurred that permits the early termination of a Service Contract or
(iii) a Service Contract has been terminated;

                           (o)      promptly, and in any event within three
Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, (i) notice that any Service Contract has terminated prior to its stated date of termination and (ii) if such Service Contract is a Material Service Contract, a certificate of a Financial officer of the Borrower demonstrating compliance with Section 6.9(e); and

                           (p)      promptly, from time to time, such other
information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the

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terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

         SECTION 5.5 Litigation, Default and Other Notices. Furnish to the Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

                           (a)      any Event of Default or Default, specifying
the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                           (b)      the filing or commencement of, or any
written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Loan Party thereof in respect of which there is a reasonable possibility of an adverse determination and which could reasonably be expected to result in a Material Adverse Effect and a notice of any material adverse development in such action, suit or proceeding; and

                           (c)      any other development specific to a Loan
Party that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.6 Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law, except to the extent that the failure to comply with this subsection would not reasonably be expected to have a Material Adverse Effect and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event (other than with respect to which the requirement of notice thereof to the PBGC is waived) has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC, (iv) promptly after the filing of an application for a waiver of the minimum funding standard, and promptly after the grant of such a waiver, a statement of a Financial Officer setting forth details as to such waiver, (v) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by Holdings, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Holdings, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is

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reasonably expected to be, terminated, insolvent or in reorganization, in each case within the meaning of Title IV of ERISA, and (vi) promptly after any Responsible Officer learns of any other event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by Holdings, the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee pension benefit plans (as defined in Section 3(2) of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of Holdings, the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, a statement of a Financial Officer setting forth the nature thereof and the action, if any, proposed to be taken with respect thereto; provided that in the case of each of clauses (i) through (vi) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (vi) above, could reasonably be expected to result in liability of Holdings, the Borrower or any Subsidiary in an aggregate amount exceeding $2,000,000.

         SECTION 5.7 Maintaining Records; Access; Inspections. Maintain all financial records in accordance with GAAP and except to the extent prohibited by the terms of the Service Contracts, permit any Persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Loan Parties at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of, any Loan Party with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), in each case to be at the expense of the Borrower if an Event of Default has occurred and is continuing.

         SECTION 5.8 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the recitals to this Agreement.

         SECTION 5.9 Compliance with Environmental Laws. Comply, and make reasonable best efforts to cause all lessees and other Persons occupying its currently owned or leased properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties, except in the case of such noncompliance as could not reasonably be expected to result in a Material Adverse Effect; obtain and renew all material Environmental Permits necessary for its operations and currently owned or leased properties, and conduct, to the extent required under Environmental Laws, any material Remedial Action in accordance with Environmental Laws except, in each of the foregoing, as could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10 Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.9 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties that are the subject of such default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of

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Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such properties.

         SECTION 5.11 Additional Guaranties; Security; Further Assurances.

                           (a)      Additional Subsidiary Guarantors. Take, and
will cause each of their Subsidiaries (other than Foreign Subsidiaries, except to the extent provided in subsection (c) below, and Non-Wholly-Owned Subsidiaries) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower (other than Foreign Subsidiaries, except to the extent provided in subsection (c) below, and Non-Wholly-Owned Subsidiaries) are Subsidiary Guarantors. Without limiting the generality of the foregoing, in the event that the Borrower shall form or acquire any such new Subsidiary, the Borrower, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Administrative Agent with notice of such formation or acquisition, setting forth in reasonable detail a description of all of the assets of such new Subsidiary and will cause such new Subsidiary to:

                           (i) within 45 days after such formation or acquisition, execute a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders pursuant to which such new Subsidiary shall agree to become a "Guarantor" under the Subsidiary Guarantee Agreement, and grantor, pledgor, mortgagor or the like under the applicable Security Documents;

                           (ii) if such Subsidiary owns any real property located in the United States the value of which exceeds $500,000, to execute and deliver to the Administrative Agent such mortgages, deeds of trust or other agreements or instruments covering such real property and fixtures as shall be necessary to create and perfect valid and enforceable Liens (subject only to Permitted Liens) on such real property and fixtures as collateral security for the Obligations, together in each case with such Uniform Commercial Code financing statements, environmental reports, title insurance policies, and surveys, as the Administrative Agent or the Required Lenders may reasonably request;

                           (iii) to the extent not otherwise covered pursuant to clause (ii) above, take such actions (including delivering such securities, other investment property or instruments and authorizing such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject only to Permitted Liens) on all or substantially all of the assets of such new Subsidiary as collateral security for the Obligations, as requested by the Required Lenders; and

                           (iv) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to Section 4.2 on the Closing Date or as the Administrative Agent or the Required Lenders shall have requested.

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                           (b)      Additional Security.

                           (i)      Cause, and will cause each of their
                  Subsidiaries (other than a Foreign Subsidiary, except to the extent provided in subsection (c) below, and Non-Wholly-Owned Subsidiaries) to cause, (A) all of their owned real properties with a value greater than $500,000 and personal property located in the United States, and (B) all other material assets of the Borrower and such Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested by the Administrative Agent or the Required Lenders in their discretion to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of real property, title insured Liens in favor of the Administrative Agent pursuant to the Security Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as the Administrative Agent or the Required Lenders shall request in its or their sole, reasonable discretion (collectively, the "Additional Security Documents"). With respect to any owned real property with a value greater than $500,000 located in the United States acquired by any Loan Party subsequent to the initial Borrowing Date, such Person will cause to be delivered to the Administrative Agent with respect to such property, documents, instruments, including mortgages, deeds of trust, deeds to secure debt, title insurance policies, surveys, flood hazard certifications, environmental reports and legal opinions, all in form, content and scope reasonably satisfactory to the Administrative Agent and the Required Lenders. In furtherance of the foregoing terms of this Section 5.11, the Borrower agrees to promptly provide the Administrative Agent with written notice of the acquisition by any Loan Party of any owned real property located in the United States having a value greater than $500,000, setting forth in reasonable detail the location and a description of the asset(s) so acquired. Without limiting the generality of the foregoing, Holdings and the Borrower will cause, and will cause each of their respective Subsidiaries to cause, 100% of the issued and outstanding Capital Stock of all Domestic Subsidiaries owned by Holdings, the Borrower or any other Subsidiary (other than the Capital Stock of Service America/National Business Services Enterprises Joint Venture and Service America Corporation - Service Systems Associates), and 65% of the issued and outstanding Capital Stock of all First Tier Foreign Subsidiaries (except as provided in subsection (c) below) owned by Holdings, the Borrower or any Domestic Subsidiary, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents

                           (ii) All security interests, mortgages and pledges shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and shall constitute valid and enforceable perfected security interests, mortgages and pledges superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional

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                  Security Documents, and all taxes, fees and other charges
                  payable in connection therewith shall have been paid in full. The Borrower shall cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 5.11 has been complied with.

                           (c)      Foreign Subsidiaries Security. If the
Administrative Agent or the Required Lenders provide written notice to the Borrower that there has been a change in the relevant sections of the Code or the regulations, published rulings or notices, or other official pronouncements issued or promulgated thereunder (and the Borrower agrees in its reasonable judgment that such change has occurred), seek an opinion from counsel (which shall be chosen by the Borrower and reasonably satisfactory to the Administrative Agent), with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement, that (i) a pledge (A) of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, or (B) of any promissory note issued by such Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a guaranty in form and substance substantially identical to the Subsidiary Guarantee Agreement, (iii) the entering into by such Foreign Subsidiary of a security agreement in form and substance substantially identical to the Security Agreement, or (iv) the entering into by such Foreign Subsidiary of a pledge agreement in form and substance substantially identical to the Pledge Agreement, in any such case would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for United States federal income tax purposes, and would not have any other materially adverse United States federal income tax consequences to the Borrower or any of its Affiliates. If the Borrower receives an opinion of counsel (A) to the effect described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement, shall be pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement (or another pledge agreement in substantially identical form, if needed), (B) to the effect described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guarantee Agreement (or another guaranty in substantially identical form, if needed), guaranteeing the Obligations; (C) to the effect described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially identical form, if needed), granting to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Foreign Subsidiary's assets and securing the Secured Obligations; or (D) to the effect described in clause (iv) above, such Foreign Subsidiary shall execute and deliver the Pledge Agreement (or another pledge agreement in substantially identical form, if needed), pledging to the Administrative Agent, for the benefit of the Secured Parties, all of the Capital Stock and promissory notes owned by such Foreign Subsidiary, in each case to the extent that entering into such Subsidiary Guarantee Agreement, Security Agreement or Pledge Agreement is permitted by the laws of the respective foreign jurisdiction, and with all documents delivered pursuant to this Section 5.11(c) shall be in form, scope and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

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                           (d)      Further Assurances. Holdings and the
Borrower will, and will cause each of the other Loan Parties to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, Control Agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent, the Administrative Agent and the Required Lenders may reasonably require.

                           (e)      Appraisals. If the Administrative Agent or
any Lender reasonably determines that they are required by law or regulation to have appraisals prepared in respect of any real property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                           (f)      General. Holdings and the Borrower each
agree that each action required by clauses (a) through (e) of this Section 5.11 shall be completed as soon as possible, but in no event later than 45 days (or such shorter time period expressly provided herein) after such action is requested to be taken by the Administrative Agent or the Required Lenders, as the case may be; provided that, in no event will Holdings or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this
Section 5.11 or with respect to the Excluded Property (as defined in the Security Agreement).

         SECTION 5.12 Fiscal Year; Accounting. In the case of each Loan Party, cause its respective Annual Fiscal Period to end on the Tuesday closest to December 31 of such Annual Fiscal Period and its respective first, second and third Quarterly Fiscal Periods to end on the Tuesday closest to March 31, June 30 and September 30, respectively, of such Annual Fiscal Period.

         SECTION 5.13 Dividends. In the case of the Borrower, permit its Subsidiaries to pay Dividends to Loan Parties and cause such Dividends to be paid to Loan Parties to the extent required to pay the monetary obligations of the Borrower, subject to any prohibitions that may be imposed by applicable requirements of law.

         SECTION 5.14 Compliance with Statutes, etc. Comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on all Loans and Term Notes, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of the Loan Parties will, and will not cause or permit any of their respective Subsidiaries to:

         SECTION 6.1 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                           (a)      Indebtedness of the Borrower and its
Subsidiaries existing on the date hereof and set forth in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and
(ii) refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, provided that such Indebtedness permitted under clause
(i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness (plus accrued interest and premiums thereon) being renewed, extended or refinanced or
(C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                           (b)      Indebtedness created hereunder and under the
other Loan Documents;

                           (c)      in the case of the Guarantors, their
respective Guaranties under the Guarantee Agreements;

                           (d)      Indebtedness of any Loan Party or its
Subsidiaries owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to such Loan Party or its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person and Indebtedness in respect of insurance premiums;

                           (e)      Indebtedness of any Foreign Subsidiary or
Non-Wholly-Owned Subsidiary owed to the Borrower and the other Subsidiaries so long as the aggregate amount of all Non-Guarantor Expenditures outstanding at any time, including such Indebtedness and all Non-Guarantor Expenditures made prior to the Closing Date that remain outstanding, does not exceed $13,000,000 in the aggregate;

                           (f)      Indebtedness of any Loan Party owed to any
other Loan Party;

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                           (g)      Indebtedness of a Loan Party or a Subsidiary
thereof in respect of performance bonds, bid bonds, appeal bonds, completion guaranties, surety bonds and similar obligations and trade related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinanced Indebtedness is not greater than the amount of Indebtedness being refinanced;

                           (h)      Indebtedness of a Loan Party or a Subsidiary
thereof arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                           (i)      Capital Lease Obligations, mortgage
financings and purchase money Indebtedness in an aggregate principal amount outstanding at any time not in excess of $5,000,000 incurred by a Loan Party or a Subsidiary thereof prior to or within 270 days after a Capital Expenditure in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable to such Loan Party or a Subsidiary thereof than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced, provided that such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced (plus unpaid accrued interest and premiums thereon), (ii) in a principal amount that exceeds the Indebtedness being renewed, extended or refinanced or (iii) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                           (j)      Indebtedness of any Loan Party or a
Subsidiary thereof supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

                           (k)      Indebtedness arising from agreements of a
Loan Party or a Subsidiary thereof providing for reasonable and customary indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary;

                           (l)      Borrower Intercompany Indebtedness, provided
that (i) such Indebtedness shall be subordinated pursuant to the Borrower Intercompany Subordination Agreement and (ii) Holdings shall have pledged its rights in respect of such Indebtedness pursuant to the Loan Documents;

                           (m)      the Holdings Subordinated Notes (including
additional Holdings Subordinated Notes issued after the Closing Date in connection with the sale of IDSs) and guarantees thereof and of related obligations by the Loan Parties, provided that all such Indebtedness shall be subordinated to payment of the Obligations on terms and conditions set forth in the Subordinated Note Indenture;

                           (n)      all premium (if any), interest (including
post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (m) above;

                           (o)      at all times prior to March 1, 2004,
Existing Subordinated Notes in an aggregate amount outstanding not to exceed $12,250,000; and

                           (p)      other Indebtedness (other than for borrowed
money) not to exceed $2,000,000 in the aggregate at any time.

         SECTION 6.2 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

                           (a)      Liens on property or assets of the Loan
Parties or their Subsidiaries existing on the date hereof and set forth in
Schedule 6.2, provided that such Liens shall secure only those obligations that they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.1(a)) and shall not subsequently apply to any other property or assets of such Loan Parties; provided further that the Liens described on Part B of Schedule 6.2 shall only be permitted through the 30th day following the Closing Date;

                           (b)      any Lien created under the Loan Documents;

                           (c)      Liens for taxes, assessments or other
governmental charges or levies not yet delinquent, or that are being contested in compliance with Section 5.3;

                           (d)      carriers', warehousemen's, mechanic's,
materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the appropriate Loan Party or a Subsidiary thereof shall have set aside on its books reserves in accordance with GAAP;

                           (e)      pledges and deposits made in the ordinary
course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                           (f)      deposits to secure the performance of bids,
trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds, completion guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                           (g)      zoning restrictions, easements, trackage
rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Loan Party or a Subsidiary thereof;

                           (h)      Liens on capital assets, real property,
improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by a Loan Party or a Subsidiary thereof (including the interests of vendors and lessors under conditional sale and title retention agreements and capitalized lease obligations), provided that (i) such Liens secure only the Indebtedness permitted by Section 6.1(i), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of such capital assets, real property, improvements or equipment at the time of such acquisition, improvement or completion of construction thereof, (iii) such expenditures are permitted by this Agreement and (iv) such Lien does not secure any other property or assets of the Loan Parties or their Subsidiaries (other than accessions to such capital assets, real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                           (i)      the sale of defaulted accounts receivable in
connection with the liquidation of such claims consistent with past practices of the Borrower and its Subsidiaries;

                           (j)      Liens securing judgments for the payment of
money in an aggregate amount not in excess of $5,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                           (k)      precautionary UCC filings made with respect
to operating leases pursuant to which Holdings or any of its Subsidiaries are the lessee;

                           (l)      any leases or subleases to other persons of
properties or assets owned or leased by a Loan Party or a Subsidiary thereof;

                           (m)      Liens that are contractual rights of set-off
(i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of a Loan Party or a Subsidiary thereof to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Loan Parties and their Subsidiaries, to the extent that commencing 90 days after the Closing Date, all such accounts of Loan Parties are subject to Control Agreements duly executed and delivered by the applicable Loan Party and the applicable bank;

                           (n)      the replacement, extension or renewal of any
Lien permitted by clause (h) above, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

                           (o)      Liens required to be created pursuant to the
terms of any Permitted Service Contract; provided, that such Liens shall (i) apply only to tangible property located at the property subject to such Permitted Service Contract and (ii) be limited to $2,000,000 in the aggregate at any time; and

                           (p)      Liens on assets consisting of the obligation
to return or resell assets, at the termination of, or to perform under the terms of, a Service Contract, and Liens on assets acquired pursuant thereto.

         SECTION 6.3 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 6.4 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

                           (a)      investments (i) existing on the date hereof
in the Capital Stock of the Subsidiaries; (ii) by Holdings in the common stock of the Borrower; (iii) by the Borrower or any Subsidiary in any Subsidiary Guarantor; (iv) by any Loan Party or any Subsidiary in Foreign Subsidiaries, Non-Wholly-Owned Subsidiaries and joint ventures in which the Borrower or a Subsidiary owns Capital Stock, provided that the aggregate amount of Non-Guarantor Expenditures outstanding at any time, including the aggregate amount of the consideration (whether cash or property, as valued at the time each such investment is made) for all investments made pursuant to this clause
(iv) and all Non-Guarantor Expenditures made prior to the Closing Date that remain outstanding, does not exceed $13,000,000 in the aggregate;

                           (b)      Permitted Liquid Investments, together with
investments that were Permitted Liquid Investments when made pursuant to clauses
(a) through (e) of the definition thereof but only until the maturity of such investments and excluding any extensions, renewals or rollovers thereof;

                           (c)      investments arising out of the receipt by
the Borrower or any Subsidiary of non-cash consideration for the sale of assets, provided that such consideration (if the stated amount or value thereof is in excess of $500,000) is pledged upon receipt pursuant to the Pledge Agreement to the extent required thereby;

                           (d)      Indebtedness among Loan Parties and their
Subsidiaries permitted under Section 6.1;

                           (e)      loans and advances to officers, directors
and employees (and partnerships for their benefit) of any Loan Party, whether in respect of salary advances, for payment of taxes or otherwise, provided, however, that the aggregate amount of such loans and advances, including those outstanding on the Closing Date and refinancings thereof, shall not exceed $2,000,000 at any time;

                           (f)      (i) accounts receivable arising and trade
credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and
(ii) prepayments and other credits to suppliers made in the ordinary course of business which is consistent with the past practices of Holdings, the Borrower and the Subsidiaries;

                           (g)      investments existing on the Closing Date and
set forth on Schedule 6.4;

                           (h)      investments resulting from pledges and
deposits referred to in Section 6.2(e) or (f);

                           (i)      investments permitted by Section 6.5(a) and
Section 6.16(b);

                           (j)      loans and other investments by the Borrower
or any of its Subsidiaries to customers made in connection with entering into a Permitted Service Contract; provided, however, that such loans and other investments may not exceed $10,000,000 in any Annual Fiscal Period or $20,000,000 in aggregate amount outstanding at any time (such loans to be included in the calculation of Consolidated Service Contract Capital Expenditures);

                           (k)      investments (other than loans and advances
to officers, directors or employees of Holdings and its Subsidiaries) funded with proceeds from the issuance of Capital Stock of Holdings described in clause
(b) of the first parenthetical phrase of the definition of "Equity Offering Proceeds", to the extent such proceeds are not required to prepay the Obligations under Section 2.10, and are not applied to Capital Expenditures under Section 6.15 or investments permitted under Section 6.5(a); and

                           (l)      investments in assets useful in the business
of the Borrower and the Subsidiaries funded with proceeds that would constitute Asset Sale Proceeds but for the first proviso of the definition thereof, or that would constitute Insurance Proceeds but for the first proviso of the definition thereof.

         SECTION 6.5 Mergers; Consolidations; Sales of Assets; Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section 6.5 shall not prohibit:

                           (a)      Permitted Business Acquisitions, provided
that the maximum aggregate purchase price expended in connection with all such acquisition(s) during the term of this Agreement shall not exceed (i) $35,000,000 plus (ii) any proceeds from the issuance of Capital Stock of Holdings described in clause (b) of the first parenthetical phrase of the definition of "Equity Offering Proceeds", to the extent such proceeds are not required to prepay the Obligations under Section 2.10, and are not applied to Capital Expenditures under Section 6.15 or investments permitted under Section 6.4(k); provided, further that in no event shall the maximum aggregate purchase price expended in connection with all such acquisition(s) during the term of this Agreement by Subsidiaries that are not Loan Parties exceed $5,000,000;

                           (b)      if at the time thereof and immediately after
giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) the merger of any Wholly-Owned Subsidiary into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) the merger or consolidation of any Subsidiary Guarantor into or with any other Subsidiary Guarantor and (iii) the merger or consolidation of any Non-Wholly Owned Subsidiary or any joint venture in which the Borrower or a Subsidiary owns 50% of the Capital Stock as long as the surviving entity is a Loan Party and the aggregate amount of consideration paid to the equity holders of such joint venture as part of such merger or consolidation would be permitted under Section
6.15 (excluding clause (a) thereof);

                           (c)      sales, leases or transfers of assets or
property from the Borrower or any Subsidiary to any Non-Wholly-Owned Subsidiary provided that all Non-Guarantor Expenditures outstanding at any time, including the aggregate net value (after giving effect to any consideration received) of the property to be sold, leased or transferred pursuant to this clause (c) and all Non-Guarantor Expenditures made prior to the Closing Date that remain outstanding, does not exceed $13,000,000 in the aggregate;

                           (d)      the sale of any Capital Stock of any
Non-Wholly Owned Subsidiary or any joint venture in which the Borrower or a Subsidiary owns Capital Stock, to the extent that the Equity Offering Proceeds are applied in accordance with Section 2.10;

                           (e)      transactions permitted by Sections 6.4 and
6.6.

         SECTION 6.6 Sale of Assets. Sell, lease, transfer or otherwise dispose of, including on liquidation, dissolution or winding-up (any such transaction being herein called a "Disposition") any of their respective properties or assets or any interest therein other than (a) sales of inventory in the ordinary course of business, (b) sales and transfers of property under Service Contracts in accordance with the terms of such Service Contracts, (c) Dispositions of Permitted Liquid Investments; (d) disposition at fair market value of an obsolete, surplus or unusable asset not required for the continued operation of its business; (e) Dispositions by the Borrower and the Subsidiaries of properties or assets (other than the disposition of a portion of the Capital Stock of the Borrower or any Subsidiary, but including the disposition of all Capital Stock of a Subsidiary) representing in the aggregate no more than (i) $1,000,000 of net book value in any Annual Fiscal Period and (ii) $5,000,000 of net book value during the term of this Agreement, (f) Dispositions to the Borrower or any Subsidiary Guarantor and (g) transfers permitted under Sections
6.4 and 6.5.

         SECTION 6.7 Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings, unless such transaction is (x) otherwise permitted under this Agreement and (y) consummated upon terms no less favorable to any Loan Party or a Subsidiary thereof than it would obtain in a comparable arm's-length transaction with a Person that was not an Affiliate, provided that the foregoing restriction shall not apply to (i) transactions among Holdings, the Borrower and Subsidiaries otherwise permitted by this Agreement, (ii) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (iii) Distributions permitted under Section 6.16, (iv) any purchase by Holdings of Capital Stock of the Borrower, or any contribution by Holdings to the equity capital of the Borrower, so long as any additional Capital Stock of the Borrower is pledged to the Administrative Agent pursuant to Section 5.11 or (v) any of the transactions contemplated by Section 6.4.

         SECTION 6.8 Business of Holdings and its Subsidiaries. (a) In the case of each of the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto and any other business or business activity acquired as part of a Permitted Business Acquisition if such other business or business activity constitutes less than 10% of the business of the Loan Parties taken on a consolidated basis at the time of acquisition and (b) in the case of Holdings, engage at any time in any business or business activity other than (i) the ownership of all the outstanding capital stock of Borrower, together with activities directly related thereto, (ii) performance of its obligations under the Loan Documents and the other Transaction Documents and the related transactions; and (iii) if applicable, actions required by law to maintain its status as a corporation.

         SECTION 6.9 Material Agreements; Constituent Documents. (a) (i) Enter into any Service Contract other than a Permitted Service Contract, (ii) sell, assign, transfer or otherwise dispose of any right under or interest in any Service Contract (other than under the Security Documents or to another Loan Party) except in connection with a transaction permitted by Sections 6.4, 6.5 or
6.6 or (iii) amend or modify any Service Contract in any way if such Service Contract as amended would not constitute a Permitted Service Contract if it were entered into on the date of such amendment or modification or would otherwise result in a Material Adverse Effect.

                           (b)      (i) Directly or indirectly, make any
payment, retirement, repurchase or redemption on account of the principal of or directly or indirectly prepay or defease (x) the Holdings Subordinated Notes, the Existing Subordinated Notes or any other Indebtedness subordinated in right of payment to the Obligations and (y) if an Event of Default has occurred, any other Indebtedness (other than the Loan Documents), in each case prior to the stated maturity date of such Indebtedness, (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the Borrower's option be paid in kind thereunder. Notwithstanding the foregoing, the Borrower may prepay the Existing Subordinated Notes with the cash contained in the Existing Subordinated Notes Cash Collateral Account at any time.

                           (c)      Amend or modify in any manner adverse to the
Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be adverse to the Lenders), the articles or certificate of incorporation or bylaws, or memorandum and articles of association, of any Loan Party or any of their respective Subsidiaries.

                           (d)      Amend or modify the Subordinated Notes
Indenture, the Existing Subordinated Notes Indenture, any other Subordinated Note Document, any other Existing Subordinated Note Document or any other document or agreement governing or evidencing any other Indebtedness subordinated in right of payment to the Obligations if the effect of such amendment or modification is to (i) increase the interest rate applicable to the Holdings Subordinated Notes, Deferred Subordinated Note Interest, the Existing Subordinated Notes or any other Indebtedness governed or evidenced thereby, (ii) change to an earlier date the scheduled dates of payment of any component of principal, interest or other amounts thereon, (iii) increase principal prepayments or amortization payments thereon, (iv) alter the redemption, prepayment or subordination provisions thereof; (v) add to or alter the covenants (including without limitation financial covenants), defaults and events of default set forth therein in a manner that would make such provisions more onerous or restrictive to Holdings or any Subsidiary, or (v) otherwise increase the obligations of any Loan Party or any Subsidiary in respect of the Holdings Subordinated Notes, Deferred Subordinated Note Interest, the Existing Subordinated Notes or other Indebtedness governed thereby or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to any Loan Party or any of its Subsidiaries or to the Administrative Agent or the Lenders.

                           (e)      If a Material Service Contract is terminated
without being replaced with another Service Contract with no change in the parties thereto or the properties or facilities subject thereto, fail to comply with Sections 6.10, 6.11, and 6.12 as of the last day of the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered, giving pro forma effect to the termination of such Material Service Contract as if such termination had occurred on the first day of the 12-Monthly Fiscal Periods being tested.

         SECTION 6.10 Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any Monthly Fiscal Period ending during the period set forth below to be less than the ratio set forth below for such period:

              Applicable Period:               Minimum Interest Coverage Ratio:
------------------------------------------     ---------------------------------
As of the Closing Date and for all Monthly                1.80:1.00
Fiscal Periods ending on November 30,
1.80:1.00 2003 and thereafter through and
including the Annual Fiscal Period 2007

Monthly Fiscal Periods ending in Annual                   1.75:1.00
Fiscal Period 2008 and thereafter

         SECTION 6.11 Total Leverage Ratio. Permit the Total Leverage Ratio as of the end of any Monthly Fiscal Period during the period set forth below to be greater than the ratio set forth below for such Monthly Fiscal Period:

              Applicable Period:                                        Minimum Total Leverage Ratio:
------------------------------------------                              ---------------------------------
As of the Closing Date                                                             3.50:1.00

For all Monthly Fiscal Periods                                                     5.25:1.00
ending in Annual Fiscal Period 2003

Monthly Fiscal Periods ending in                                                   5.10:1.00
Annual Fiscal Period 2004

Monthly Fiscal Periods ending in                                                   5.05:1.00
Annual Fiscal Period 2005

Monthly Fiscal Periods ending in                                                   5.25:1.00
Annual Fiscal Period 2006

Monthly Fiscal Periods ending in                                                   5.20:1.00
Annual Fiscal Period 2007

Thereafter                                                                         5.25:1.00

         SECTION 6.12 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the end of any Monthly Fiscal Period during the period set forth below to be greater than the ratio set forth below for such Monthly Fiscal Period:

              Applicable Period:                                        Minimum Total Leverage Ratio:
------------------------------------------                              ---------------------------------
As of the Closing Date and for all Monthly Fiscal Periods                            2.20:1.00
ending in Annual FiscalPeriod 2003

Monthly Fiscal Periods ending in Annual Fiscal Period 2004                           2.05:1.00

Monthly Fiscal Periods ending in Annual Fiscal Period 2005                           2.00:1.00

Monthly Fiscal Periods ending in Annual Fiscal Period 2006                           2.20:1.00
and thereafter

         SECTION 6.13 Capital Stock. Issue any Capital Stock of the Borrower or any Subsidiary, except (x) shares of Capital Stock issued to Loan Parties and pledged to the Administrative Agent pursuant to the Pledge Agreement and (y) shares of Capital Stock of Foreign Subsidiaries and Non-Wholly-Owned Subsidiaries permitted to be issued pursuant to Section 6.4(a)(iv) to the extent that the requirements of Section 5.11 are met; sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than (a) pursuant to the Security Documents, (b) pursuant to a transaction permitted pursuant to Sections 6.4 or 6.5 and (c) with respect to directors' qualifying shares.

         SECTION 6.14 Foreign Revenues. Permit revenues of Subsidiaries located in countries other than the United States or Canada in any Annual Fiscal Period to be greater than 25% of the consolidated revenues of the Loan Parties in such Annual Fiscal Period.

         SECTION 6.15 Limitations with respect to Capital Expenditures. Make any Capital Expenditures, including without limitation Consolidated Service Contract Capital Expenditures, other than:

                           (a)      Consolidated Service Contract Capital
Expenditures with respect to Permitted Service Contracts executed in 2003 listed on Schedule 6.15 in an aggregate amount not to exceed $9,800,000;

                           (b)      Consolidated Service Contract Capital
Expenditures in an aggregate amount not to exceed $10,000,000 during the term of this Agreement;

                           (c)      Consolidated Service Contract Capital
Expenditures which, when aggregated with consideration paid in mergers or consolidations contemplated in Section 6.5(b)(iii) and purchases and redemptions of Capital Stock contemplated in Section 6.16(b), do not exceed in any Annual Fiscal Period (x) $14,000,000 plus (y) commencing in Annual Fiscal Period 2005, the aggregate unused portion of the basket in clause (x) for all preceding Annual Fiscal Periods commencing with Annual Fiscal Period 2004;

                           (d)      Consolidated Service Contract Capital
Expenditures made with any return of capital or repayment of Indebtedness with respect to Capital Expenditures otherwise permitted under this Section 6.15 when initially made or existing on the Closing Date;

                           (e)      Capital Expenditures made with (i) proceeds
of asset sales described in the first proviso of the definition of "Asset Sale Proceeds", (ii) proceeds of insurance awards described in the first proviso of the definition of "Insurance Proceeds" and (iii) unamortized contract value proceeds described in the first proviso of the definition of "Unamortized Contract Value Proceeds", each of which are otherwise available for reinvestment to fund Consolidated Service Contract Capital Expenditures;

                           (f)      Capital Expenditures made with funds from
the Dividend/CapEx Funding Account; and

                           (g)      Capital Expenditures made with the proceeds
from the issuance of Capital Stock of Holdings described in clause (b) of the first parenthetical phrase of the definition of "Equity Offering Proceeds", to the extent such proceeds are not required to prepay the Obligations under
Section 2.10, and are not applied to investments permitted under Sections 6.4(k) and 6.5(a).

         SECTION 6.16 Dividends and Distributions. Authorize, declare or pay, or permit any of its Subsidiaries to authorize, declare or pay, any Distributions; provided, however, that:

                           (a)      any Subsidiary of the Borrower may declare
and pay cash Distributions to any Loan Party, or in the case of Non-Wholly-Owned Subsidiaries, to the Borrower or any Subsidiary and to each other owner of Capital Stock of such Non-Wholly-Owned Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

                           (b)      the Borrower or any Subsidiary may purchase
or redeem the Capital Stock of any minority shareholder of a Non-Wholly Owned Subsidiary or any equity holder of Capital Stock in any joint venture in which the Borrower or any Subsidiary also owns Capital Stock, provided that (i) that such purchase or redemption results in such Non-Wholly-Owned Subsidiary or joint venture entity becoming a Wholly-Owned Subsidiary and a Loan Party, and (ii) such purchase or redemption of Capital Stock would be permitted under Section
6.15 (excluding clause (a) thereof);

                           (c)      the Borrower may make Distributions
consisting of Dividends or payments on the Borrower Intercompany Indebtedness to Holdings for the purpose of funding Holdings Administrative Expenses in an amount not to exceed during any Annual Fiscal Period the lesser of (i) $1,000,000 or (ii) the amounts budgeted therefor in the Borrower's Projections most recently delivered to the Lenders pursuant to Section 4.2(r) or Section 5.4(g), as the case may be;

                           (d)      the Borrower and any Subsidiary may make
Distributions consisting of Dividends or payments on the Borrower Intercompany Indebtedness and Guarantees thereof, directly or indirectly, to Holdings for the purpose of funding tax liabilities of Holdings that are payable in cash, in each case to the extent incurred by Holdings in connection with its direct or indirect ownership of the Borrower and its Subsidiaries;

                           (e)      so long as (i) no Event of Default has
occurred and is continuing, (ii) no Interest Deferral Period is in effect pursuant to Section 6.18, (iii) all Deferred Subordinated Note Interest has been paid in full, (iv) no Dividend Suspension Period is in effect pursuant to
Section 6.19, and (v) funds in the Cash Collateral Account are at least equal to the Cash Collateral Minimum Balance, Holdings may declare and pay Dividends to the holders of its Capital Stock monthly on each Dividend Payment Date (commencing as of the Dividend Payment Date which occurs in the first full Monthly Fiscal Period after the Closing Date), in an amount that does not exceed the Dividend Payment Amount as of the last day of the Monthly Fiscal Period for which the most recent Monthly Report has been delivered, and the Borrower may make Distributions consisting of Dividends or payments on the Borrower Intercompany Indebtedness to Holdings on (or the Business Day immediately preceding) such Dividend Payment Date for the purpose of funding such Dividends paid by Holdings;

                           (f)      subject to the terms of Article 10 of the
Subordinated Note Indenture and so long as no Interest Deferral Period is in effect pursuant to Section 6.18, Holdings may pay interest on the Holdings Subordinated Notes and interest on the Deferred Subordinated Note Interest in cash on each Subordinated Note Interest Payment Date (commencing as of the Subordinated Note Interest Payment Date which occurs in the first full Monthly Fiscal Period after the Closing Date), in an amount that does not exceed the Available Cash for the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered and the Borrower may make Distributions on the Borrower Intercompany Indebtedness to Holdings on (or the Business Day immediately preceding) such Subordinated Note Interest Payment Date for the purpose of funding such Distributions paid by Holdings; and

                           (g)      subject to the terms of Article 10 of the
Subordinated Note Indenture and so long as no Interest Deferral Period is in effect pursuant to Section 6.18, Holdings may pay the Deferred Subordinated Note Interest (i) at any time from the funds in the Dividend/CapEx Funding Account or, to the extent permitted by Section 2.22, from the funds in the CapEx Funding Account; provided, that any funds withdrawn from the Dividend/CapEx Funding Account and CapEx Funding Account to pay Deferred Subordinated Note Interest are applied to pay such Deferred Subordinated Note Interest within one Business Day of such withdrawal and (ii) otherwise on each Subordinated Note Interest Payment Date from Available Cash (to the extent remaining after the payment of interest permitted under paragraph (i) above); provided that with respect to payments pursuant to clause (ii), (x) at any time on or prior to the fourth anniversary of the Closing Date if the payment of interest has been deferred pursuant to
Section 6.18 for three consecutive Subordinated Note Interest Payment Dates or for six cumulative Subordinated Note Interest Payment Dates since the Closing Date and (y) at any time after the fourth anniversary of the Closing Date, Deferred Subordinated Note Interest may only be paid to the extent that after giving pro forma effect to the amount of Deferred Subordinated Note Interest to be paid, the Senior Leverage Ratio measured as of the last day of the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered would be less than 1.25:1.0; provided, further that if the Monthly Report for the most recently ended Monthly Fiscal Period has not been timely delivered in accordance with Section 5.4(a), no payments of Deferred Subordinated Note Interest may be paid under clause (ii) of this paragraph (g);

         SECTION 6.17 Holdings' Use of Distributions from Borrower. Holdings shall promptly utilize the proceeds of any and all Distributions from the Borrower on the Borrower's Capital Stock and on the Borrower Intercompany Indebtedness received by it from time to time for the purposes expressly contemplated in Section 6.16, and for no other purpose. Any such amounts received from time to time by Holdings that are not so applied within five Business Days of receipt shall be transferred by Holdings to the Borrower as a capital contribution.

         SECTION 6.18 Deferral of Subordinated Note Interest. If on any Subordinated Note Interest Payment Date, (a) the Interest Coverage Ratio, the Total Leverage Ratio or the Senior Leverage Ratio as of the last day of the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered does not meet the threshold required in clauses (i), (ii) or (iii), respectively, below, as reported in such Monthly Report, or (b) the Monthly Report for the second Monthly Fiscal Period immediately preceding such Subordinated Note Interest Payment Date is not timely delivered to the Lenders pursuant to Section 5.4(a) for such Monthly Fiscal Period, then the payment of interest on the Holdings Subordinated Notes and on Deferred Subordinated Note Interest otherwise due and payable on such Subordinated Note Interest Payment Date shall be deferred, and such deferred interest shall not be required to be paid, prior to December 18, 2008. Payment of interest on a Subordinated Note Interest Payment Date will be deferred on the Holdings Subordinated Notes if on the last day of the Monthly Fiscal Period for which a Monthly Report was most recently delivered prior to such Subordinated Note Interest Payment Date:

                  (i)      The Interest Coverage Ratio is less than:

                Applicable Period:                                          Minimum Interest Coverage Ratio
                ------------------                                          -------------------------------
Monthly Fiscal Periods ending in Annual Fiscal                                         1.95:1.00
Periods 2003 through 2005

Monthly Fiscal Periods ending in
Annual Fiscal Period 2006 and                                                          1.90:1.00
thereafter

                  (ii)     The Total Leverage Ratio is greater than:

                Applicable Period:                                          Maximum Total Leverage Ratio
                ------------------                                          ----------------------------
Monthly Fiscal Periods ending in Annual Fiscal                                        4.95:1.00
Period 2003

Monthly Fiscal Periods ending in Annual Fiscal                                        4.80:1.00
Period 2004

Monthly Fiscal Periods ending in Annual Fiscal                                        4.70:1.00
Period 2005

Monthly Fiscal Periods ending in Annual Fiscal                                        4.95:1.00
Period 2006

Monthly Fiscal Periods ending in Annual Fiscal                                        4.90:1.00
Period 2007 and thereafter

OR

                  (iii)    The Senior Leverage Ratio is greater than:

                Applicable Period:                                          Maximum Senior Leverage Ratio
                ------------------                                          -----------------------------
Monthly Fiscal Periods ending in Annual Fiscal                                        2.10:1.00
Period 2003

Monthly Fiscal Periods ending in Annual Fiscal                                        1.95:1.00
Period 2004

Monthly Fiscal Periods ending in Annual Fiscal                                        1.85:1.00
Period 2005

Monthly Fiscal Periods ending in                                                      2.10:1.00

Annual Fiscal Period 2006

Monthly Fiscal Periods ending in                           2.05:1.00
Annual Fiscal
Period 2007
and thereafter

Notwithstanding the foregoing or any other provision of any Loan Document, but subject to the terms of Article 10 of the Subordinated Notes Indenture, (i) the payment of interest on the Holdings Subordinated Notes may be deferred on no more than twenty-four (24) Subordinated Note Interest Payment Dates during the initial five-year period during which the Holdings Subordinated Notes are outstanding, (ii) the payment of interest on the Holdings Subordinated Notes may be deferred for no more than ten (10) Subordinated Note Interest Payment Dates in the aggregate during any subsequent five-year period during which the Holdings Subordinated Notes are outstanding, before current interest payments, including interest on Deferred Subordinated Note Interest, must be resumed; provided, however, that for purposes of calculating the foregoing limitation,
(x) any payment of deferred interest by Holdings will be applied, first, to the interest payment, including interest on Deferred Subordinated Note Interest, that (but for the deferral) would have been required to be made on the most recent Subordinated Note Interest Payment Date on which interest was deferred, and thereafter (to the extent of any excess), successively, to the interest payment, including interest on Deferred Subordinated Note Interest, that (but for the deferral) would have been required to be made on each next preceding Subordinated Note Interest Payment Date on which interest was deferred, and (y) the number of Subordinated Note Interest Payment Dates for which interest will be treated as being deferred will be reduced by the number of Subordinated Note Interest Payment Dates, if any, with regard to which interest was treated as paid in full pursuant to the foregoing ordering rule; and (iii) the payment of interest on the Holdings Subordinated Notes shall not be deferred (A) after the fifth anniversary of the Closing Date unless all Deferred Subordinated Note Interest accrued on and prior to such fifth anniversary (together with accrued and unpaid interest thereon) has been paid in cash or (B) if an Event of Default (as defined in the Subordinated Note Indenture) has occurred and is continuing and payment of the Holdings Subordinated Notes has been accelerated. Notwithstanding anything contained in the Loan Documents to the contrary, but subject to the provisions of Article 10 of the Subordinated Notes Indenture, all Deferred Subordinated Note Interest, all unpaid interest thereon and all unpaid interest on the Holdings Subordinated Notes may be paid on the fifth anniversary of the Closing Date.

Payments of current interest on the Holdings Subordinated Notes and current interest on Deferred Subordinated Note Interest may resume on any Subordinated
Note Interest Payment Date if on the last day of the second Monthly Fiscal Period ending immediately preceding such Subordinated Note Interest Payment Date, (x) the Interest Coverage Ratio is greater than the level set forth above and the Total Leverage Ratio and the Senior Leverage Ratio are less than the levels set forth above, and (y) all conditions set forth in Section 6.16(f) have been satisfied. Payments of Deferred Subordinated Note Interest may resume on any Subordinated Note Interest Payment Date if on the last day of the second Monthly Fiscal Period ending immediately preceding such Subordinated Note Interest Payment Date, (x) the Interest Coverage Ratio is greater than the level set forth above and the Total Leverage Ratio and the Senior Leverage Ratio are less than the levels set forth above, all on a subsequent Subordinated Note Interest Payment Date and (y) all conditions set forth in Section 6.16(g) have been satisfied.

         SECTION 6.19 Suspension of Dividend Payments on Holdings Capital Stock. If on any Dividend Payment Date, (a) the Interest Coverage Ratio, the Total Leverage Ratio or the Senior Leverage Ratio as of the last day of the most recently ended Monthly Fiscal Period for which a Monthly Report has been delivered does not meet the threshold required in clauses (i), (ii) or (iii), respectively, below, as reported in such Monthly Report or (b) the Monthly Report for the second Monthly Fiscal Period immediately preceding the relevant Dividend Payment Date is not timely delivered to the Lenders pursuant to Section 5.4(a) for such Monthly Fiscal Period, Dividends on the Capital Stock of Holdings will be suspended. Payment of Dividends on the Capital Stock of Holdings on a Dividend Payment Date shall be suspended if on the last day of the Monthly Fiscal Period for which a Monthly Report was most recently delivered prior to such Dividend Payment Date:

                  (i)      The Interest Coverage Ratio is less than:

              Monthly Fiscal Period:                                        Minimum Interest Coverage Ratio
              ----------------------                                        -------------------------------
Monthly Fiscal Periods ending in Annual                                                2.05:1.00
Fiscal Periods 2003 through 2006

Monthly Fiscal Periods ending in
Annual Fiscal Period 2007 and                                                          2.00:1.00
thereafter

                  (ii)     The Total Leverage Ratio is greater than:

              Monthly Fiscal Period:                                        Maximum Total Leverage Ratio
              ----------------------                                        ----------------------------
Monthly Fiscal Period ending in Annual Fiscal                                         4.65:1.00
Period 2003

Monthly Fiscal Periods ending in Annual Fiscal                                        4.50:1.00
Period 2004

Monthly Fiscal Periods ending in Annual Fiscal                                        4.45:1.00
Period 2005

Monthly Fiscal Periods ending in Annual Fiscal                                        4.65:1.00
Period 2006

Monthly Fiscal Periods ending in Annual Fiscal                                        4.60:1.00
Period 2007 and thereafter

OR

                  (iii)    The Senior Leverage Ratio is greater than:

              Monthly Fiscal Period:                                        Maximum Senior Leverage Ratio
              ----------------------                                        -----------------------------
Monthly Fiscal Period ending in Annual Fiscal                                         1.95:1.00
Period 2003

Monthly Fiscal Periods ending in Annual Fiscal                                        1.85:1.00
Period 2004

Monthly Fiscal Periods ending in Annual Fiscal                                        1.75:1.00
Period 2005

Monthly Fiscal Periods ending in Annual Fiscal                                        1.95:1.00
Period 2006

Monthly Fiscal Periods ending in Annual Fiscal                                        1.90:1.00
Period 2007

Monthly Fiscal Periods ending in                                                      1.95:1.00
Annual Fiscal Period 2008 and
thereafter



Payments of Dividends on the Capital Stock of Holdings may resume on any Dividend Payment Date if on the last day of the second Monthly Fiscal Period ending immediately preceding such Dividend Payment Date, (x) the Interest Coverage Ratio is greater than the level set forth above and the Total Leverage Ratio and the Senior Leverage Ratio are less than the levels set forth above, all on a subsequent Dividend Payment Date and (y) all conditions set forth in
Section 6.16(e) have been satisfied.

         SECTION 6.20 Dividend/CapEx Funding Account, CapEx Funding Account, Cash Collateral Account and Existing Subordinated Notes Cash Collateral Account.

                  (a) Fail to maintain at all times the Dividend/CapEx Funding Account and the Cash Collateral Account, unless all monies contained therein have been applied to prepay the Obligations after an Event of Default has occurred and is continuing in accordance with Section 2.10; fail to maintain the CapEx Funding Account at all times after the deposit therein of any portion of Annual Excess Cash Flow for any Annual Fiscal Period, commencing with the Annual Fiscal Period 2004, unless all monies contained therein have been applied to prepay the Obligations after an Event of Default has occurred and is continuing in accordance with Section 2.10 or applied in a manner contemplated by Section 2.22; fail to maintain the Existing Subordinated Notes Cash Collateral Account at all times prior to March 2, 2004, unless all monies contained therein have been applied to prepay the Obligations after an Event of Default has occurred and is continuing in accordance with Section 2.10 or withdrawn to redeem Existing Subordinated Notes;

                  (b) Withdraw funds from (i) the Dividend/CapEx Funding Account other than to the extent permitted in Section 2.20, (ii) the Cash Collateral Account other than to the extent permitted in Section 2.19, (iii) the Existing Subordinated Notes Cash Collateral

Account other than to the extent permitted in Section 2.21 or (iv) the CapEx Funding Account other than to the extent permitted in Section 2.22; and

                  (c) Amend, modify or change any provision of the Cash Collateral Agreement, the Existing Subordinated Notes Cash Collateral Account or the Control Agreements related to the Dividend/CapEx Funding Account and the CapEx Funding Account, without the prior written consent of the Required Lenders.

         SECTION 6.21 Subordinated Debt. (i) Fail to give notice to the trustee under the Existing Subordinated Notes Indenture on or prior to December 31, 2003 that the Borrower will redeem all of the then-outstanding Existing Subordinated Notes on March 1, 2004, (ii) fail to mail, or to cause the trustee under the Existing Subordinated Notes Indenture to mail, on or prior to January 31, 2004, a notice of redemption by first-class mail to the holders of the Existing Subordinated Notes then outstanding, or (iii) fail to redeem the then-outstanding Existing Subordinated Notes in full on March 1, 2004.

         SECTION 6.22 Post-Closing Covenant.

                  (a) No later than 1 day after the Closing Date, fail to deliver the opinions of Kansas and Wyoming counsel in the forms agreed prior to the Closing Date;

                  (b) No later than 5 days after the Closing Date, fail to deliver a copy of the certificate or articles of incorporation of each Loan Party (other than the Loan Parties incorporated in the State of Delaware) as in effect on the Closing Date, in the form attached to the certificates of the Secretary or Assistant Secretary of such Loan Party delivered pursuant to
Section 4.2(c) and certified by the Secretary of State of the state in which such Loan Party is incorporated or organized;

                  (c) No later than 15 days after the Closing Date, fail to deliver lien search reports for the jurisdictions and names listed on Schedule 6.22, and no later than 30 days after the Closing Date, fail to deliver releases in form and substance satisfactory to the Required Lenders of any Liens listed in such lien search reports that are not otherwise permitted under Section 6.2;

                  (d) No later than 30 days after the Closing Date, fail to deliver the original promissory notes pledged pursuant to the Pledge Agreement, endorsed in blank and undated in a form satisfactory to the Required Lenders;

                  (e) No later than 30 days after the Closing Date, fail to cause Concessions Holdings LLC to become a Guarantor and a party to the Security Agreement, to cause 100% of the capital stock of Concessions Holdings LLC to be pledged to the Administrative Agent and to have delivered all other corporate documents, resolutions, secretary certificates, UCC financing statements, stock certificates, legal opinions and other documents and agreements related thereto that would have been delivered if Concessions Holdings LLC had become a Guarantor on the Closing Date; provided, however, that if Concessions Holdings LLC has been dissolved or merged into the Borrower or a Subsidiary Guarantor prior to the 30th day following the Closing Date, this covenant shall not apply;

                  (f) No later than 30 days after the Closing Date, fail to deliver authorization to terminate UCC filings or other lien releases in form and substance satisfactory to the Required Lenders with respect to the Liens described on Part B of Schedule 6.2;

                  (g) No later than 30 days after the Closing Date, fail to deliver a certificate of good standing from the Secretary of State of Tennessee certifying that Volume Services, Inc., a Delaware corporation, is in good standing in the State of Tennessee; and

                  (h) No later than 30 days after the Closing Date, fail to deliver evidence that Servomation Duchess, Inc., a California corporation, and Service America Corporation/Forum Catering (which is not a wholly owned Subsidiary of the Borrower) have been dissolved and have ceased to do business.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") occur:

                  (a) any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall be false or misleading in any material respect when so made, deemed made or furnished by such Loan Party;

                  (b) failure to pay any principal of any Loan, any Term Note, any Reimbursement Obligation or any Term Note Make-Whole Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) failure to pay interest on any Loan, any Term Note or any Reimbursement Obligation or to pay any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

                  (d) failure of any Loan Party to observe or perform any covenant, condition or agreement contained in Sections 5.1(a) (with respect to the Borrower or Holdings), 5.5(a), 5.8 or in Article VI;

                  (e) failure of any Loan Party to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such failure shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent or the Required Lenders to the Borrower or (ii) any Responsible Officer of any Loan Party having actual knowledge thereof;

                  (f) failure of any Loan Party or any of its Subsidiaries to observe or perform any term, covenant, condition or agreement contained in any other agreement or instrument evidencing or governing the Holdings Subordinated Notes, the Existing Subordinated

Notes or any other Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $5,000,000, if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity, or any Loan Party or any of its Subsidiaries shall (i) fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof or (ii) fail to pay any interest with respect to the Holdings Subordinated Notes, including any Deferred Subordinated Note Interest, when due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any Loan Party or any of its Subsidiaries, or of a substantial part of the property or assets of such Loan Party or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or any of its Subsidiaries or for a substantial part of the property or assets of such Loan Party or any of its Subsidiaries or (iii) the winding-up or liquidation of such Loan Party or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or such Subsidiary or for a substantial part of the property or assets of such Loan Party or such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) or non-monetary judgments that would have a Material Adverse Effect shall be rendered against any Loan Party or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the affected Loan Party or Subsidiary to enforce any such judgment;

                  (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1)(A) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings

(including giving notice of intent thereof) to terminate any Plan or Plans or the Borrower or any ERISA Affiliate shall file for a distress termination of a Plan under Section 4041(c) of ERISA, (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, insolvent or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to involve taxes, penalties or other liabilities affecting the Borrower or any ERISA Affiliate in an aggregate amount in excess of $10,000,000 or require payments with respect to such taxes, penalties or other liabilities exceeding $5,000,000 in any Annual Fiscal Period;

                  (k) (i) any Guarantee Agreement, any other Loan Document or any provision thereof shall for any reason cease to be, or shall be asserted by a Loan Party not to be, a legal, valid and binding obligation of any party thereto, (ii) any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guarantee Agreement to which it is a party, (iii) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guarantee Agreement to which it is a party; or (iv) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

                  (l) any taxation authority recharacterizes as equity any of the indebtedness of the Borrower or Holdings, or their respective affiliates or otherwise denies any interest deduction for Holdings, the Borrower or their respective affiliates contemplated in the Prospectus, or Canadian or U.S. withholding taxes that were not contemplated by and disclosed in the Prospectus shall be assessed on any payments made by Holdings, the Borrower or its affiliates in respect of the IDSs, the Holdings Subordinated Notes, the Revolving Credit Commitments, the Term Notes or the other Loan Documents, with the result in each case that there is a Material Adverse Effect;

                  (m)      there shall have occurred a Change of Control;

                  (n) from and after the Revolving Credit Maturity Date, the Borrower shall have failed to replace the Revolving Credit Commitments with, or failed to maintain, a revolving credit facility with a term equal to or beyond the remaining term of the Term Notes and in an amount equal to no less than $50,000,000; or

                  (o) failure of any Loan Party or any of its Subsidiaries to observe or perform any Service Contract where such failure could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans and Term Notes then outstanding to be forthwith due and payable in whole or in part, (iii) demand cash collateral pursuant to Section 2.18(k), (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity, whereupon the principal of the Loans and Term Notes so declared to be due and payable, together with accrued interest thereon, Term Note Make-Whole Amount and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and Holdings, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate, the principal of the Loans and Term Notes then outstanding, together with accrued interest thereon, Term Note Make-Whole Amount, all unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.18(k), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                                   THE AGENTS

         SECTION 8.1 Appointment. In order to expedite the transactions contemplated by this Agreement, (i) CIBC World Markets is hereby appointed to act as the Lead Arranger and (ii) KeyBank is hereby appointed to act as the Administrative Agent on behalf of the Lenders and the Fronting Bank. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender, such assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Loans and the Term Notes and in respect of Reimbursement Obligations and all other amounts due to the Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by a Loan Party pursuant to a Loan Document as received by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized, to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         SECTION 8.2 Nature of Duties. Neither the Administrative Agent nor any of its affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements, except with respect to the Administrative Agent. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its affiliates, directors, officers, employees or agents shall have any responsibility to any Loan Party on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or any Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Administrative Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, the Administrative Agent shall have no liability in respect of such determination to any Person.

         SECTION 8.3 Resignation; Removal. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld and not required if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Required Lenders give notice of their removal of the Administrative Agent, then the outgoing Administrative Agent may, on behalf of

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the Lenders with the consent of the Borrower (not to be unreasonably withheld), appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the outgoing Administrative Agent and the outgoing Administrative Agent shall be discharged from its duties and obligations hereunder. After any such Administrative Agent's resignation or removal hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 8.4 The Administrative Agent in its Individual Capacity. With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity as a Lender shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent.

         SECTION 8.5 Indemnification. Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Revolving Credit Exposure and Term Notes)) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Loan Parties in accordance with this Agreement and the Loan Documents and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by a Loan Party in accordance with this Agreement and the Loan Documents, provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of the Administrative Agent or any of its directors, officers, employees or agents.

         SECTION 8.6 Lack of Reliance on Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or

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based upon any Loan Document, any related agreement or any document furnished hereunder or thereunder.

         SECTION 8.7 Delivery of Notices, Reports, Etc. to Lenders. As soon as practicable after the Administrative Agent receives notice that an Event of Default has occurred and is continuing, the Administrative Agent shall notify each Lender thereof. It is expressly understood and agreed that the Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred unless the Administrative Agent has been notified (a) by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or (b) by the Borrower pursuant to Section 5.5. Promptly upon receipt of any financial statements, certificates, reports, notices, requests for Borrowings or any other information delivered in connection herewith by the Loan Parties to the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. The Administrative Agent will report to the Lenders the aggregate amount of all Letters of Credit and all Swingline Loans no less frequently than monthly.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, (a) in the case of any Loan Party, the Lead Arranger or the Administrative Agent, to their respective addresses set forth on Schedule 9.1 hereto, and (b) if to a Lender, to it at its address (or facsimile number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1.

         SECTION 9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by or on behalf of a Loan Party in any Loan Documents and in the certificates or other instruments prepared or delivered in connection therewith shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the execution and delivery to the Lenders of the Loan Documents, the making by the Lenders of the Loans, the purchasing by the Lenders of the Term Notes, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Term Note, any Reimbursement Obligation, any Fee, any expenses or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.11, 2.13, 2.17 and 9.5) shall

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survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

         SECTION 9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the Fronting Bank, the Administrative Agent and each Lender and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Fronting Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

         SECTION 9.4 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, the Administrative Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, the Loans at the time owing to it and participations in Letters of Credit held by it (it being understood that Revolving Credit Commitments, Revolving Loans, Letter of Credit Disbursements and participations in Letters of Credit may only be assigned in pro rata amounts) and the Term Notes held by it); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate of such Lender or any assignment by Prudential, MetLife or any of their affiliates, (A) the Borrower (unless an Event of Default has occurred and is continuing) and the Administrative Agent must each give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed), and (B) in the case of participations in Letters of Credit, Letter of Credit Disbursements or Revolving Credit Commitments, the Fronting Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to another Lender or an Affiliate of such Lender or any assignment by Prudential, MetLife or any of their affiliates, the amount of the Loans, the Term Notes or Commitments of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $1,000,000 with respect to the Revolving Credit Commitments and $1,000,000 with respect to the Term Notes, with integral multiples of $500,000 in excess thereof, respectively, or shall be the entire remaining amount of such Loans, Term Notes or Commitments of such assigning Lender, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (v) the assignee is a U.S. person as defined in Section 7701(a)(30) of the Code or is entitled to receive payments under the Loan Documents free and clear of the withholding of any United States federal income taxes and withholding taxes. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to

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the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.5, as well as to any Fees accrued for its account and not yet paid).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 9.1 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans, the Term Notes and Letter of Credit Disbursements (whether or not evidenced by a Note) owing to, each Lender from time to time. The Administrative Agent shall also record the Letter of Credit Exposure of each Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Fronting Bank and the Lenders shall treat each Person whose name is recorded in the Register as the owner of Commitments, Revolving Credit Exposure and Term Notes recorded therein for all purposes of this Agreement. An assignment of any Term Note or any Loan whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Term Note or a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note or the Note evidencing such Loan, as the case may be, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued by the Borrower (at its expense) to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower, the Fronting Bank, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Fronting Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the

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information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.4(b) of any rights or obligations shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section
9.4 and such other documents as the Administrative Agent may reasonably request.

                  (e) Each Lender may without the consent of the Borrower, the Fronting Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it, the Term Notes held by it, its Letter of Credit Exposure and the participations in Letters of Credit held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13, 2.17 and 9.5 to the same extent as if they were Lenders, provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the Administrative Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower or any other Loan Party, as the case may be, relating to its Loans, Term Notes, Letter of Credit Exposure and participations in Letters of Credit and Fees and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, Term Notes or Letter of Credit Disbursements, extending any final maturity date or increasing or extending any Commitment, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral or any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.17). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

                  (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any Guarantor furnished to such Lender by or on behalf of the Borrower or any Guarantor, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.16.

                  (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and, any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to

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such trustee; provided, (i) no Lender shall, as between Borrower and such
Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (h) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

                  (i) Except as provided herein, the Fronting Bank shall not assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the prior written consent of the Borrower and the Administrative Agent.

         SECTION 9.5 Expenses; Indemnity. (a) Each of Holdings and the Borrower agree to pay all reasonable, out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger, Prudential and Metlife in connection with the preparation of the Loan Documents, by the Lead Arranger or the Administrative Agent in connection with the syndication of the Commitments or by the Lead Arranger, the Administrative Agent, Prudential and Metlife in the administration of this Agreement (including expenses incurred in connection with ongoing Collateral examination, limited to expenses for no more than one examination per year if no Event of Default has occurred and is continuing and unlimited if an Event of Default has occurred and is continuing) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit and Term Notes issued hereunder, including the reasonable fees, charges and disbursements of Thompson Hine LLP, counsel for the Administrative Agent, and King & Spalding LLP, counsel for Prudential and MetLife and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent, the Fronting Bank or any Lender (but no more than one such counsel for Lenders other than Prudential and MetLife).

                  (b) Each of Holdings and the Borrower agree to indemnify the Administrative Agent, the Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees, investment advisors, affiliates and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, taxes and related costs and expenses, including, without limitation, reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim,

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litigation, investigation or proceeding relating to the Transactions or any of the foregoing, whether or not any Indemnitee is a party thereto, provided that
(x) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of such Indemnitee (treating, for this purpose only, the Administrative Agent, the Fronting Bank or any Lender that is such Indemnitee and its directors, trustees, officers and employees as a single Indemnitee) and (y) amounts to which an Indemnitee is entitled to payment hereunder shall be without duplication of amounts to which such Indemnitee is entitled under Sections 2.11, 2.13 or 2.17 and shall exclude those amounts expressly excluded from indemnity or payment by the Borrower in Section 2.11,
2.13 or 2.17. Subject to and without limiting the generality of the foregoing sentence, each of Holdings and the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including, without limitation, reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of any actual or alleged presence or Release of Hazardous Materials on any of the Properties, or any Environmental Claim related in any way to Holdings, the Borrower or any Subsidiary, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such losses, claims, damages, liabilities or related costs and expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct (as determined by a court of competent jurisdiction) of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of the Lead Arranger, the Administrative Agent, the Fronting Bank or any Lender. All amounts due under this Section 9.5 shall be payable on written demand therefor.

         SECTION 9.6 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document owed to the Lenders and Fronting Bank, irrespective of whether or not such Lender or the Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and Fronting Bank under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank may have, and are subject to Section 2.15.

         SECTION 9.7 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET

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FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.8 Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any Guarantor in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Required Lenders, the Borrower and Holdings, or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend or shorten the final maturity of, or decrease the rate of interest on, any Loan, any Term Note or any Reimbursement Obligation, without the prior written consent of each Lender to whom such Obligation is owing (or which holds the Commitment for such Obligation), or extend, waive or forgive any other payment (other than a mandatory or optional prepayment) required hereunder without the consent of each Lender to whom such Obligation is owing (or which holds the Commitment for such Obligation), (provided, however, that only the consent of the Required Lenders shall be necessary (x) to waive or alter any obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan, any Term Note or any Reimbursement Obligation or to reduce any fee payable hereunder), (ii) extend any date on which payment of interest on any Loan, any Term Note or any Reimbursement Obligation is due without the prior written consent of each Lender to whom such Obligation is owing (or which holds the Commitment for such Obligation), (iii) increase, decrease, extend or shorten the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender, (iv) effect any waiver, amendment or modification that by its terms

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adversely affects the rights in respect of mandatory or optional prepayments or
Collateral, without the consent of 65% of the Revolving Lenders or 66 2/3% of the Term Lenders, as the case may be, participating in the adversely affected Facility, or change the relative rights in respect of payments or Collateral without the consent of 65% of the Revolving Lenders or 66 2/3% of the Term Lenders, as the case may be, participating in each affected Facility, (v) amend or modify the provisions of Sections 2.8, 2.11, 2.13, or 2.17 without the prior written consent of each Lender directly adversely affected thereby, (vi) amend or modify the provisions of this Section, the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) release all or substantially all the Collateral or release any Guarantor from its Guarantee Agreement (unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.17), without the prior written consent of each Lender adversely affected thereby or (viii) increase the principal amount of any facility or add any additional facility without the consent of all of the Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Fronting Bank hereunder without the prior written consent of the Administrative Agent or the Fronting Bank acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.8 and any consent by any Lender pursuant to this Section 9.8 shall bind any assignee of such Lender.

         SECTION 9.9 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or the Fronting Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or the Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

         SECTION 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable

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provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.3.

         SECTION 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.14 Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Fronting Bank may otherwise have to bring any action or proceeding relating to the Loan Documents against Holdings, the Borrower or any Guarantor or their properties in the courts of any jurisdiction.

                  (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.15 Confidentiality. Each of the Lenders, the Fronting Bank and the Administrative Agent agrees that it shall maintain in confidence any information relating to any Loan Parties that was clearly marked or labeled or otherwise adequately identified when received by such party as being confidential information of the Loan Parties or any of their Subsidiaries (other than information that (a) was publicly known or becomes publicly known other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, the Fronting Bank or the Administrative Agent without violating this Section 9.16, (c) was or becomes available to such Lender, the Fronting Bank or the Administrative Agent from a third party having, to such Person's knowledge, no obligations of confidentiality to a Loan Party or (d) constitutes financial statements and financial information delivered to such Lender, the Fronting

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Bank or the Administrative Agent under Section 5.4 that are otherwise publicly available), such information (the "Confidential Information") to be maintained in accordance with procedures adopted by such Lender, the Fronting Bank or the Administrative Agent in good faith to protect confidential information of third parties delivered to such Lender, the Fronting Bank or the Administrative Agent, and shall not reveal the same other than (i) to the directors, trustees, officers, employees, agents, attorneys and advisors of such Lender, the Fronting Bank or the Administrative Agent (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16),
(ii) any other Lender, (iii) any lender or financial institution to which such Lender, the Fronting Bank or the Administrative Agent sells or offers to sell all or a portion of its Commitments, Revolving Credit Exposure or Term Notes or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 9.16), (iv) as contemplated by Section 9.4(f), (v) any federal or state regulatory authority having jurisdiction over such Lender, the Fronting Bank or the Administrative Agent, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of any Lender or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Lender, the Fronting Bank or the Administrative Agent, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Lender, the Fronting Bank or the Administrative Agent is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Lender, the Fronting Bank or the Administrative Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loan Documents. The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 9.16 to the same extent as such Lender. Notwithstanding anything herein to the contrary, any Lender, the Fronting Bank or the Administrative Agent (and any employee, representative or other agent of such Lender, Fronting Bank or Administrative Agent) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         SECTION 9.16 Release of Liens and Guarantees. In the event that Holdings, the Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any assets or property of Holdings, the Borrower or any of the Subsidiaries, or the Capital Stock of any Subsidiary, in a transaction expressly permitted by paragraphs (c) and (d) of Section 6.5 or paragraphs (a) through (e) of Section 6.6, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property, and, in the case of a disposition of all or substantially all the

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Capital Stock or assets of any Subsidiary Guarantor, terminate such Subsidiary
Guarantor's obligations under the Subsidiary Guarantee Agreement. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.

         SECTION 9.17 Representations of the Term Lenders with Respect to the Term Notes. Each Term Lender represents as follows:

                  (a) Such Term Lender is not acquiring the Term Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, provided that the disposition of its property shall at all times be and remain within its control.

                  (b) At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Term Lender to pay the purchase price of the Term Notes to be purchased by such Term Lender hereunder:

                           (i)      the Source is an "insurance company general
account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Term Lender's state of domicile; or

                           (ii)     the Source is a separate account that is
maintained solely in connection with such Term Lender's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                           (iii)    the Source is either (a) an insurance
company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Term Lender to the Borrower in writing pursuant to this clause
(iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

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

                           (iv)     the Source constitutes assets of an
"investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Borrower and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Borrower in writing pursuant to this clause (iv); or

                           (v)      the Source constitutes assets of a "plan(s)"
(within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Borrower and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Borrower in writing pursuant to this clause (v); or

                           (vi)     the Source is a governmental plan; or

                           (vii)    the Source is one or more employee benefit
plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Borrower in writing pursuant to this clause (vii); or

                           (viii)   the Source does not include assets of any
employee benefit plan, other than a plan exempt from the coverage of ERISA.

                  As used in this Section 9.17, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         SECTION 9.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND

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THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.18.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         VOLUME SERVICES AMERICA, INC.

                                         By /s/ Kenneth R. Frick
                                            -----------------------------
                                           Name:  Kenneth R. Frick
                                           Title: Chief Financial Officer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         VOLUME SERVICES AMERICA HOLDINGS, INC.

                                         By  /s/ Kenneth R. Frick
                                         `   -------------------------------
                                            Name:  Kenneth R. Frick
                                            Title: Chief Financial Officer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         KEYBANK NATIONAL ASSOCIATION, as a
                                         Lender and as the Administrative Agent,
                                         as the Fronting Bank and the Swingline
                                         Lender

                                         By /s/ Jeffrey Dincher
                                            --------------------------------
                                            Name:  Jeffrey Dincher
                                            Title: Portfolio Mgt. Officer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                      CIBC WORLD MARKETS CORP., as Lead Arranger

                                      By /s/ William J. Koslo, Jr.
                                         -------------------------------------
                                         Name:  William J. Koslo, Jr.
                                         Title: Managing Director

                                      CIBC INC., as a Lender

                                      By /s/ William J. Koslo, Jr.
                                         -----------------------------------
                                         Name:  William J. Koslo, Jr.
                                         Title: Managing Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                      THE PRUDENTIAL INSURANCE
                                      COMPANY OF AMERICA, as a Lender

                                      By /s/ Jay White
                                         -----------------------------------
                                         Name:  Jay White
                                         Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                      METROPOLITAN LIFE INSURANCE
                                      COMPANY, as a Lender

                                      By  /s/ Timothy L. Powell
                                         ----------------------------------
                                         Timothy L. Powell, Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         METLIFE INVESTORS USA INSURANCE
                                         COMPANY, as a Lender

                                         By Metropolitan Life Insurance
                                         Company, as investment manager

                                         By /s/ Timothy L. Powell
                                            ------------------------------------
                                            Timothy L. Powell, Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         BANK OF AMERICA, N.A., as a Lender

                                         By /s/ Scott K. Mitchell
                                            --------------------------------
                                            Name:  Scott K. Mitchell
                                            Title: Senior Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         ROYAL BANK OF CANADA, as a Lender

                                         By /s/ John M. Crawford
                                            --------------------------------
                                            Name:  John M. Crawford
                                            Title: Attorney-in-Fact

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         BMO NESBITT BURNS FINANCING, INC.,
                                         as a Lender

                                         By /s/ Michael Silverman
                                            -------------------------------
                                            Name:  Michael Silverman
                                            Title: Managing Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         TORONTO DOMINION (TEXAS), INC.,
                                         as a Lender

                                         By /s/ Rachel Suiter
                                            --------------------------------
                                            Name: Rachel Suiter
                                            Title:Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]